Exhibit 10.1

CREDIT AGREEMENT

[US/Canadian Facilities]

Dated as of September 30, 2005

among

PACIFIC ENERGY PARTNERS, L.P.,
as the US Borrower,

RANGELAND PIPELINE COMPANY,
as the Canadian Borrower,

BANK OF AMERICA, N.A.,
as US Administrative Agent,
US L/C Issuer and US Swing Line Lender,

BANK OF AMERICA, N.A., acting through its Canada Branch,
as Canadian Administrative Agent,
Canadian L/C Issuer and Canadian Swing Line Lender

LEHMAN COMMERCIAL PAPER INC.,
as Syndication Agent,

BNP PARIBAS, CITICORP USA, INC., and WACHOVIA BANK, N.A.,

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

and

LEHMAN BROTHERS INC.
as
Joint Lead Arrangers

TABLE OF CONTENTS

Section

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
1.01	Defined Terms
1.02	Other Interpretive Provisions
1.03	Accounting Terms
1.04	Rounding
1.05	Times of Day
1.06	Letter of Credit Amounts
1.07	References to US Obligations and Canadian Obligations

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS
2.01	Committed Loans
2.02	Borrowings, Conversions and Continuations of Committed Loans
2.03	Letters of Credit
2.04	Swing Line Loans
2.05	Prepayments
2.06	Termination or Reduction of Commitments
2.07	Repayment of Loans
2.08	Interest
2.09	Fees
2.10	Computation of Interest and Fees
2.11	Evidence of Debt
2.12	Payments Generally; Administrative Agent’s Clawback
2.13	Sharing of Payments by Lenders
2.14	Increase in Commitments
2.15	Creation of Bankers’ Acceptances
2.16	Terms of Acceptance by Canadian Lenders.
2.17	General Procedures for Bankers’ Acceptances.
2.18	Execution of Bankers’ Acceptances
2.19	Prepayment of Bankers’ Acceptances

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY
3.01	Taxes
3.02	Illegality
3.03	Inability to Determine Rates
3.04	Increased Costs; Reserves on Eurodollar Rate Loans
3.05	Compensation for Losses
3.06	Mitigation Obligations
3.07	Survival

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01	Conditions of Initial Credit Extension
4.02	Conditions to all Credit Extensions

ARTICLE V. REPRESENTATIONS AND WARRANTIES
5.01	Existence, Qualification and Power; Compliance with Laws

5.02	Authorization; No Contravention
5.03	Governmental Authorization; Other Consents
5.04	Binding Effect
5.05	Financial Statements; No Material Adverse Effect
5.06	Litigation
5.07	No Default
5.08	Ownership of Property; Liens
5.09	Environmental Compliance
5.10	Insurance
5.11	Taxes
5.12	ERISA Compliance
5.13	Subsidiaries; Equity Interests
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act
5.15	Disclosure
5.16	Compliance with Laws
5.17	Intellectual Property; Licenses, Etc
5.18	Labor Disputes and Acts of God
5.19	Solvency
5.20	Valero Acquisition Closing

ARTICLE VI. AFFIRMATIVE COVENANTS
6.01	Financial Statements
6.02	Certificates; Other Information
6.03	Notices
6.04	Payment of Obligations
6.05	Preservation of Existence, Etc
6.06	Maintenance of Properties
6.07	Maintenance of Insurance
6.08	Compliance with Laws
6.09	Books and Records
6.10	Inspection Rights
6.11	Use of Proceeds
6.12	Subsidiary Guarantors
6.13	Agreement to Deliver Security Documents; Collateral Release Event
6.14	Performance on US Borrower’s Behalf
6.15	Environmental Matters; Environmental Reviews
6.16	Compliance with Agreements
6.17	Deposit Accounts
6.18	Unrestricted Subsidiaries

ARTICLE VII. NEGATIVE COVENANTS
7.01	Liens
7.02	Investments
7.03	Indebtedness
7.04	Fundamental Changes
7.05	Dispositions
7.06	Restricted Payments
7.07	Change in Nature of Business
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
7.10	Use of Proceeds

7.11	Prohibited Contracts
7.12	Swap Contracts
7.13	Subsidiaries
7.14	Open Position; Trading
7.15	Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries
7.16	Amendments to Organizational Documents
7.17	Financial Covenants

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES
8.01	Events of Default
8.02	Remedies Upon Event of Default
8.03	Application of Funds
8.04	Allocation to US and Canadian Obligations

ARTICLE IX. ADMINISTRATIVE AGENT
9.01	Appointment and Authority
9.02	Rights as a Lender
9.03	Exculpatory Provisions
9.04	Reliance by Administrative Agent
9.05	Delegation of Duties
9.06	Resignation of Administrative Agent
9.07	Non-Reliance on Administrative Agent and Other Lenders
9.08	No Other Duties, Etc
9.09	Administrative Agent May File Proofs of Claim
9.10	Collateral and Guaranty Matters

ARTICLE X. MISCELLANEOUS
10.01	Amendments, Etc
10.02	Notices; Effectiveness; Electronic Communication
10.03	No Waiver; Cumulative Remedies
10.04	Expenses; Indemnity; Damage Waiver
10.05	Payments Set Aside
10.06	Successors and Assigns
10.07	Treatment of Certain Information; Confidentiality
10.08	Right of Setoff
10.09	Interest Rate Limitation
10.10	Counterparts; Effectiveness
10.11	Survival of Representations and Warranties
10.12	Severability
10.13	Replacement of Lenders
10.14	No General Partner’s Liability
10.15	Governing Law; Jurisdiction; Etc
10.16	Waiver of Jury Trial
10.17	USA PATRIOT Act Notice
10.18	Existing Credit Agreement
10.19	ENTIRE AGREEMENT

SIGNATURES

SCHEDULES

1.01-1	Existing Letters of Credit
1.01-2	Security Schedule
2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.09	Environmental Matters
5.12(c)	ERISA Matters
5.13	Subsidiaries; Other Equity Investments
7.01	Existing Liens
7.03	Existing Indebtedness
7.11	Prohibited Contracts
10.02	Administrative Agent’s Office; Certain Addresses for Notices
10.06	Processing and Recordation Fees

EXHIBITS

A-1	Committed Loan Notice (US)
A-2	Committed Loan Notice (Canadian)
B	Swing Line Loan Notice
C-1	US Note
C-2	Canadian Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Opinion Matters
H	Solvency Certificate
I	Indemnification Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of September 30, 2005, among PACIFIC ENERGY PARTNERS, L.P., a Delaware limited partnership (the “US Borrower”), RANGELAND PIPELINE COMPANY, a Nova Scotia unlimited liability company, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as US Administrative Agent, US L/C Issuer and US Swing Line Lender, BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian L/C Issuer and Canadian Swing Line Lender, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent, BNP PARIBAS, CITICORP USA, INC., and WACHOVIA BANK, N.A., as Co-Documentation Agents.

The US Borrower and the Canadian Borrower have requested that the Lenders provide revolving credit facilities as described herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Adjustment Period” means each period from and after the Acquisition Initial Adjustment Date beginning with the funding of the purchase price for a Specified Acquisition, provided that US Borrower has given notice at least five (5) Business Days prior to such date that it is electing that such Specified Acquisition shall commence an Acquisition Adjustment Period, and ending on the earlier of (a) 270 days after the commencement of such period and (b) the receipt of Net Cash Proceeds of Additional Equity by US Borrower after the commencement of such period in an amount sufficient to cause US Borrower to be in compliance with Sections 7.17(a), (b) and (c) after giving effect to the receipt of such proceeds; provided, further, during any Acquisition Adjustment Period, no additional Acquisition Adjustment Period shall commence, nor shall such Acquisition Adjustment Period be extended, by any subsequent Specified Acquisition until the current Acquisition Adjustment Period shall have terminated and US Borrower shall be in compliance with Sections 7.17(a), (b) and (c). As used above, “Specified Acquisition” means one or more acquisitions of assets of or from or of Equity Interests of any Person (other than the US Borrower or any of its Restricted Subsidiaries) made from and after the Acquisition Initial Adjustment Date that, in a rolling 12-month period, have aggregate purchase prices in excess of $30,000,000, and specifically excluding the Valero Acquisition.

“Acquisition Initial Adjustment Date” means (a) if the Borrower has received the proceeds of the issuance of at least $270,000,000 of Equity Interests during the period from August 8, 2005 through and including the Closing Date, then the Closing Date, and (b) otherwise, the earlier of (i) June 30, 2006 or (ii) the date on which the Borrower has received the proceeds of the issuance of at least $270,000,000 of Equity Interests from and after August 8, 2005.

“Additional Equity” means any contribution to the equity capital of any Person whether or not occurring in connection with the issuance or sale of Equity Interests by such Person.

“Administrative Agent” means, with respect to the Canadian Borrower, Canadian Lenders, the Canadian Loans or the Canadian Letters of Credit, the Canadian Administrative Agent, and otherwise, the US Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the US Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Aggregate Commitment” means the US Aggregate Commitment or the Canadian Allocated Aggregate Commitment as provided in Section 1.07.

“Applicable Debt Rating” means, as of any date of determination, (a) prior to the date upon which the Collateral is subject to release pursuant to Section 6.14, the rating that is one level above the Debt Rating then in effect, and (b) on and after the date upon which the Collateral is subject to release pursuant to Section 6.14, the Debt Rating then in effect.

“Applicable Percentage” means the US Applicable Percentage or the Canadian Applicable Percentage as provided in Section 1.07.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Applicable Debt Rating as set forth below:

Applicable Rate
Pricing Level	Applicable Debt Ratings S&P/Moody’s	Commitment Fee	Eurodollar Rate + Letter of Credit Stamping Fee Rate	Base Rate + Canadian US Dollar Base Rate + Canadian Prime Rate +
1	BBB/Baa2 or better	0.1875%	0.750%	0.00%
2	BBB-/Baa3	0.2000%	0.875%	0.00%
3	BB+/Ba1	0.2500%	1.125%	0.00%
4	BB/Ba2	0.3000%	1.500%	0.25%
5	BB-/Ba3	0.3750%	1.750%	0.50%
6	B+/B1 or worse	0.5000%	2.000%	0.75%

On each day of an Acquisition Adjustment Period, the rates set forth above that would otherwise be the Applicable Rate shall be increased by the following for the indicated applicable Pricing Level: 0.125% for Pricing Level 1, 0.250 % for Pricing Level 2, 0.375% for Pricing Level 3, Pricing Level 4 and Pricing Level 5, and 0.500% for Pricing Level 6.

Initially, the Applicable Rate shall be determined based upon the Applicable Debt Ratings specified in the certificate delivered pursuant to Section 4.01(a)(ix).  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Applicable Debt Rating shall be effective during the period commencing on the date of the first public announcement thereof by the applicable rating agency and ending on the date immediately preceding the effective date of the next such change.

“Approved Counterparty” means (a) a counterparty that is a Lender or an Affiliate of any Lender at the time the applicable Swap Contract is entered into, (b) a counterparty who has, at the time the applicable Swap Contract is made, long-term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either Moody’s or S&P, (c) a counterparty who has an Affiliate that has Guaranteed its obligations under the applicable Swap Contract who has, at the time the applicable Swap Contract is made, long-term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either Moody’s or S&P or (d) a counterparty otherwise acceptable to Required Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Banc of America Securities LLC and Lehman Brothers Inc., in their capacity as joint lead arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the US Administrative Agent, in substantially the form of Exhibit E or any other form approved by the US Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the US Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the US Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Cash” for any fiscal quarter has the meaning set forth in the Partnership Agreement for such fiscal quarter.

“BA Discount Rate” means, in respect of a BA being accepted by a Canadian Lender on any date, (i) for a Canadian Lender that is listed in Schedule I to the Bank Act (Canada), the average bankers’ acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers’ acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA (the “CDOR Rate”); or, if such rate is not available at or about such time, the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Schedule I BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; and (ii) for a Canadian Lender that is listed in Schedule II to the Bank Act (Canada) or a Canadian Lender that is listed in Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524 (2) of the Bank Act (Canada), the rate established by the Canadian Administrative Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Schedule II BA Reference Banks and the Schedule

III BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA.

“BA Equivalent Advance” means a loan provided hereunder by a Canadian Lender in lieu of accepting and purchasing a BA pursuant to Section 2.16(f).

“Bank of America” means Bank of America, N.A.

“Bank of Canada Rate” means the “Bank Rate” as set by The Bank of Canada, as quoted on Reuters Page BOCFAD.

“Bankers’ Acceptance” or “BA” means a non-interest bearing bill of exchange on a Canadian Lender’s usual form (or a bill of exchange within the meaning of the Bill of Exchange Act (Canada), or a depository bill within the meaning of the Depository Bills and Notes Act (Canada)), denominated in Canadian Dollars, drawn by or on behalf of the Canadian Borrower, for a term selected by the Canadian Borrower of either one, two, three or six months (as reduced or extended by Canadian Administrative Agent, acting reasonably, to allow the maturity thereof to fall on a Canadian Business Day), or such shorter term as agreed to by the Canadian Lenders, payable in Canada, and accepted by a Canadian Lender in accordance with this Agreement.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Borrowers” means, collectively, US Borrower, and the Canadian Borrower, in each case, so long as it is permitted to borrow hereunder or request the issuance of a Letter of Credit; “Borrower” means, individually, any of such Persons as provided in Section 1.07.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing as the context may require.

“Business Day” means a US Business Day or a Canadian Business Day as provided in Section 1.07.

“Canadian Administrative Agent” means Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent hereunder, and its successors in such capacity.

“Canadian Aggregate Commitment” means, at any time, the aggregate amount of the Canadian Commitments at such time.

“Canadian Allocated Aggregate Commitment” means the amount of the US Aggregate Commitment allocated by US Borrower from time to time as the Canadian Allocated Aggregate Commitment pursuant to Section 2.01(b), not to exceed the Canadian Allocated Aggregate Commitment.

“Canadian Allocated Commitment Amount” means, as to each Lender, such Lender’s Canadian Applicable Percentage or, if applicable, its Canadian branch’s or its Affiliate’s Canadian Applicable Percentage, in each case as set forth opposite such Lender’s, Canadian branch’s or Affiliate’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender, Canadian branch or Affiliate becomes a party hereto, as applicable, of the Canadian Allocated Aggregate Commitment.

“Canadian Allocated Maximum Aggregate Commitment” means the aggregate maximum Canadian Allocated Commitments of all Lenders, their Canadian branches or Affiliates as set forth opposite such Lender’s, Canadian branch’s or Affiliate’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender, Canadian branch or Affiliate becomes a party hereto, as applicable.  As of the date hereof the Canadian Allocated Maximum Aggregate Commitment is $100,000,000.

“Canadian Allocation Period” means any time during which either (a) US Borrower has allocated any portion of the US Aggregate Commitment as the Canadian Allocated Aggregate Commitment pursuant to Section 2.01(b) or (b) the Canadian Total Outstandings exceeds zero.

“Canadian Applicable Percentage” means:

(a)           at any time the US Commitments remain outstanding and not during a Canadian Allocation Period, with respect to each Lender, the Canadian Applicable Percentage of such Lender, its Canadian branch or affiliate set forth opposite such Lender’s, Canadian branch’s or affiliate’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender, Canadian branch or affiliate becomes a party hereto; and

(b)           during a Canadian Allocation Period, with respect to each Canadian Lender, the percentage (carried out to the ninth decimal place) of the Canadian Allocated Aggregate Commitment represented by such Lender’s Canadian Commitment at such time.  If the commitment of each Lender to make Canadian Loans and the obligation of the Canadian L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Canadian Aggregate Commitment has expired, then the Canadian Applicable Percentage of each Lender shall be determined based on the Canadian Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Canadian Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender, Canadian branch or Affiliate becomes a party hereto, as applicable.

“Canadian Borrower” means during any Canadian Allocation Period, Rangeland Pipeline Company, a Nova Scotia unlimited liability company.

“Canadian Business Day” means any day that is a US Business Day, other than a day which shall be, in the Provinces of Ontario, Alberta or Quebec, a legal holiday or day on which banking institutions are required or authorized to close. Any Canadian Business Day that relates to any Eurodollar Rate Loans must also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Canadian Commitment” means, as to each Canadian Lender, its obligation during a Canadian Allocation Period to (a) make Canadian Committed Advances to the Canadian Borrower pursuant to Section 2.01(c), (b) purchase participations in Canadian L/C Obligations, and (c) purchase participations in Swing Line Loans to the Canadian Borrower, in an aggregate principal amount at any one time outstanding not to exceed such Canadian Lender’s Canadian Allocated Commitment Amount.

“Canadian Committed Advances” has the meaning specified in Section 2.01(c).

“Canadian Committed Loans” has the meaning specified in Section 2.01(c) hereof.

“Canadian Dollars” and “C$” means the lawful currency of Canada.

“Canadian L/C Advance” means with respect to each Canadian Lender, such Canadian Lender’s funding of its participation in any Canadian L/C Borrowing in accordance with its Canadian Applicable Percentage.

“Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit which has not been reimbursed on the date when made or refinanced as a Canadian Committed Advance.

“Canadian L/C Issuer” means Bank of America, acting through its Canada branch, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity.  Canadian Administrative Agent may, with the consent of the Canadian Borrower and the Canadian Lender in question, or the Canadian Borrower may, with the consent of Canadian Lender in question and notice to the Canadian Administrative Agent, appoint any Canadian Lender hereunder as a Canadian L/C Issuer in place of or in addition to Bank of America, acting through its Canada Branch.  The Royal Bank of Canada shall also be a L/C Issuer as to Existing Letters of Credit issued pursuant to the Rangeland Credit Facility.

“Canadian L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate of all Unreimbursed Amounts allocable to Canadian Letters of Credit, including all Canadian L/C Borrowings.  For purposes of computing the amount available to be drawn under any

Canadian Letter of Credit, the amount of such Canadian Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Canadian Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Canadian Lenders” means, during a Canadian Allocation Period, each Lender designated as a Canadian Lender on Schedule 2.01 and the successors and permitted assigns of each such party, and, as the context requires, includes the Canadian Swing Line Lender and each Canadian L/C Issuer.

“Canadian Lending Office” means, as to any Lender, the office or offices of such Lender in Canada described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Canadian Letter of Credit” means any standby letter of credit issued by Canadian L/C Issuer hereunder at the application of the Canadian Borrower.

“Canadian Letter of Credit Sublimit” means an amount equal to C$50,000,000.  The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Canadian Aggregate Commitment.

“Canadian Loans” means an extension of credit by a Canadian Lender to the Canadian Borrower under Article II in the form of a Canadian Committed Advance (including a Canadian Committed Loan or Bankers’ Acceptances) or a Canadian Swing Line Loan.

“Canadian Note” means a promissory note made by the Canadian Borrower in favor of a Lender evidencing Canadian Committed Loans made by such Lender, substantially in the form of Exhibit C-2.

“Canadian Prime Rate” means on any day a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest per annum most recently announced by the Canadian Administrative Agent as its reference rate for Canadian Dollar commercial demand loans made to a Person in Canada; and (ii) the Canadian Administrative Agent’s discount rate for Bankers’ Acceptances having a maturity of one month plus one-half percent (0.5%) per annum. Changes in the Canadian Prime Rate resulting from changes in the foregoing described reference rate or discount rate shall take place immediately without notice or demand of any kind.

“Canadian Prime Rate Loan” means a Canadian Loan that bears interest based on the Canadian Prime Rate.

“Canadian Resident Lender” means a Canadian Lender that is, at the relevant time (a) not a “non-resident” of Canada for the purposes of the Income Tax Act (Canada) or (b) an “authorized foreign bank” as defined in section 2 of the Bank Act (Canada) and in subsection 248(1) of the Income Tax Act (Canada), that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada), and which will receive all amounts paid or credited to it with respect to the Canadian Loans and the Canadian Letters of

Credit and fees and other amounts payable in connection therewith in respect of its “Canadian banking business” for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada).

“Canadian Swing Line Lender” means Bank of America, N.A. acting through its Canada branch, in its capacity as provider of Canadian Swing Line Loans to the Canadian Borrower.

“Canadian Swing Line Loan” has the meaning specified in Section 2.04(a).

“Canadian Swing Line Sublimit” means the lesser of (a) C$10,000,000 and (b) the Canadian Allocated Aggregate Commitment.  The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Allocated Aggregate Commitment.

“Canadian Total Outstandings” means the aggregate Outstanding Amount of all Canadian Loans and all Canadian L/C Obligations.

“Canadian US Dollar Base Rate” means for a day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the rate of interest per annum most recently established by Canadian Administrative Agent as its reference rate for US Dollar commercial loans made to a Person in Canada.  Any change in the Canadian US Dollar Base Rate due to a change in the Canadian Administrative Agent’s reference rate shall be effective on the effective date of such change.

“Canadian US Dollar Base Rate Loan” means a US Dollar-denominated Canadian Loan to the Canadian Borrower that bears interest based upon the Canadian US Dollar Base Rate.

“Capital Adequacy Requirements” means Guideline A, Part I, dated January 2001, entitled “Capital Adequacy Requirements” and Guideline A, Part II, dated November 1997, entitled “Capital Adequacy Requirements – Market Risk” each issued by the Office of the Superintendent of Financial Institutions Canada (which encompass the guidelines contained in the report dated July 1988 and entitled “International Convergence of Capital Measurement and Capital Standards” released by the Basel Committee on Banking Regulations and Supervisory Practices of the Bank for International Settlements) and all other guidelines or requirements relating to capital adequacy issued by the Office of the Superintendent of Financial Institutions Canada or any other Governmental Authority regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Borrower and its Restricted Subsidiaries taken as a whole to any

“person” (as that term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower; (iii) the General Partner ceases to be the sole general partner of the Borrower or Management LLC ceases to be the sole general partner of General Partner; (iv) Qualified Owners shall, for any reason, not be the Beneficial Owners, directly or indirectly, of more than 50% of the Voting Stock of the General Partner and of Management LLC, in each case measured by voting power rather than number of shares; or (v) the first day on which a majority of the members of the board of directors of Management LLC are not Continuing Directors.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of any Administrative Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations or the Lender Swap Obligations.

“Commitment” means, as to any Lender, its Canadian Allocated Commitment Amount, if any, and its US Commitment.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01 or the acceptance or purchase by Canadian Lenders of Bankers’ Acceptances issued by the Canadian Borrower under Section 2.17.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Committed Loans” means collectively, the US Committed Loans and the Canadian Committed Advances; and “Committed Loan” means any Committed Loan, in each case, as provided in Section 1.07.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, for the US Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the US Borrower and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) with respect to (A) the fiscal quarter ended March 31, 2005, Specified 2005 Nonrecurring Items not to exceed $4,600,000 (composed of approximately $2,000,000 of Insurance Expense, approximately $2,000,000 of LTIP Expense and approximately $600,000 of California Repair/Maintenance Expense), (B) the fiscal quarter ended June 30, 2005, Specified 2005 Nonrecurring Items not to exceed $1,500,000 for California Repair/Maintenance Expense, (C) the fiscal quarter ending September 30, 2005, Specified 2005 Nonrecurring Items not to exceed $500,000 for California Repair/Maintenance Expense, (D) the fiscal quarter ending December 31, 2005, Specified 2005 Nonrecurring Items not to exceed $1,500,0000 for California Repair/Maintenance Expense and (E) all time periods, other expenses of the US Borrower and its Restricted Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income:  (i) Federal, state, local and foreign income tax credits of the US Borrower and its Restricted Subsidiaries for such period and (ii) all non-cash gains increasing Consolidated Net Income for such period.  The following additional adjustments shall be made in determining Consolidated EBITDA for all purposes of this Agreement other than for purposes of Section 7.17(a):

(x) if, since the beginning of the four fiscal quarter period for which Consolidated EBITDA is being determined, the US Borrower or any Restricted Subsidiary shall have acquired or disposed of any material operating assets or entity (other than the acquisition of the Valero Assets) or consolidated or merged with or into any Person (other than such a transaction with another of the US Borrower or any Restricted Subsidiary), or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated EBITDA shall be calculated, in a manner satisfactory to the Administrative Agent in its discretion, after giving pro forma effect to such acquisition (including the revenues of the properties acquired), disposition, consolidation, merger or redesignation, as if such acquisition, disposition, consolidation, merger or redesignation had occurred on the first day of such period.

(y) with respect to the acquisition of the Valero Assets, for each fiscal quarter ending on or prior to September 30, 2005, Consolidated EBITDA for such fiscal quarter shall be increased by the amount of $9,375,000.

(z) if the Pier 400 Conditions exist, then, for the period beginning with and including the fiscal quarter in which the construction of the Pier 400 Project has commenced and ending with and including the fiscal quarter in which the Pier 400 Project has commenced operations, Consolidated EBITDA for each fiscal quarter during such period may be increased by an amount to represent projected quarterly pro forma Consolidated EBITDA attributable to the projected operation of the Pier 400 Project, which quarterly pro forma amount for each such fiscal quarter shall be: (i) proposed by the Borrower and acceptable to the Administrative Agent in its sole discretion, (ii) only for highly certain, clearly definable and defensible items, (iii) subject to the achievement of milestones specified by the Administrative Agent, (iv) for any such quarter, a prorated amount acceptable to the Administrative Agent representing the percentage of the total costs of the Pier 400 Project to be expended as of the end of such fiscal quarter, and (v) in the case of the fiscal quarter in which operations have so commenced, a prorated amount for the portion of such quarter prior to such commencement of operations.  The foregoing quarterly projected pro forma amounts will not be used for any fiscal quarter beginning after the commencement of operations of the Pier 400 Project, but for the first three fiscal quarters in which the Pier 400 Project has full fiscal quarters of operations, Consolidated EBITDA will use the actual Consolidated EBITDA attributable to the Pier 400 Project (A) for the first such fiscal quarter times 4, (B) for the first two such fiscal quarters times 2, and (C) for the first three such fiscal quarters times 4/3rds.

As used in this definition, “Specified 2005 Nonrecurring Items” means, without duplication, the following nonrecurring expense items incurred or to be incurred by the US Borrower and its Subsidiaries in Fiscal Year 2005: (I) an insurance deductible associated with the remediation of the Pyramid Lake oil release on Line 63 (“Insurance Expense”), (II) unscheduled repair and maintenance costs associated with earth movement and stream erosion near the US Borrower’s Southern California operations as a result of heavy rainfall (“California Repair/Maintenance Expense”) and (III) a cash expense related to the accelerated vesting of restricted units under the US Borrower’s long-term incentive plan as a result of the change in control attributable to LB Pacific, LP’s (a Delaware limited partnership) acquisition of the 2% general partnership interest in the US Borrower (“LTIP Expense”).  As used in this definition, “Pier 400 Project” means that certain marine petroleum off-loading, storage and distribution facility to be constructed at or near Pier 400 in the Port of Los Angeles, California, and “Pier 400 Conditions” means that the Borrower or a Restricted Subsidiary shall own, and shall have commenced construction of the Pier 400 Project and be pursuing construction of the Pier 400 Project in a reasonable manner in the normal course of construction of facilities of this type, and the Administrative Agent shall have reasonably determined that the Borrower or such Restricted Subsidiary possesses all contracts, permits and consents for the construction, ownership and operation of the Pier 400 Project, other than, at a particular time, customary permits that the Administrative Agent has determined could not have been issued at that time, such as permits for actual operation that require inspection of facilities after completion.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the US Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder but excluding Lender Swap Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under bankers’ acceptances, bank guaranties and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the US Borrower or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the US Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the US Borrower or such Restricted Subsidiary.

“Consolidated Interest Charges” means, for any period, for the US Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the US Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding non-cash expenses for deferred financing costs and expenses for termination of interest rate hedging obligations and (b) the portion of rent expense of the US Borrower and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Net Income” means, for any period, for the US Borrower and its Restricted Subsidiaries’ gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus the US Borrower’s and its Restricted Subsidiaries’ expenses and other proper charges against income (including taxes on income to the extent imposed), determined on a consolidated basis in accordance with GAAP consistently applied after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Restricted Subsidiary in which the US Borrower or any of its Subsidiaries has an ownership interest.  Consolidated Net Income shall not include (i) any gain or loss from the Disposition of assets, (ii) any extraordinary gains or losses, (iii) any non-cash gains or losses resulting from mark to market activity as a result of the accounting pursuant to SFAS 133 and related pronouncements or (iv) any non-cash losses associated with SFAS 142, 143 and 144 and related pronouncements.

“Consolidated Senior Funded Indebtedness” means, as of any date of determination, Consolidated Funded Indebtedness, but excluding the Senior Notes and Subordinated Debt.

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended prior to such date for which financial statements contemplated by Section 6.01 are available to the US Borrower.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended prior to such date for which financial statements contemplated by Section 6.01 are available to the US Borrower.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Management LLC who (a) was a member of such board of directors on the date of this Agreement; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the US Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada (or any province therein) or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) in the case of US Dollar denominated obligations, the Base Rate plus the Applicable Rate, if any, applicable to Base Rate Loans plus 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum (ii) in the case of Canadian Dollar denominated obligations, the Canadian Prime Rate plus the Applicable Rate, if any, applicable to Canadian Prime Rate Loans plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Depository Bills and Notes Act (Canada)” means the Depository Bills and Notes Act (Canada), R.S.C. 1998, c. 13, including the regulations made and, from time to time, in force under that Act.

“Discount Proceeds” means, in respect of each Bankers’ Acceptance, funds in an amount which is equal to:

Face Amount
1 +	(Rate x Term)
365

(where “Face Amount” is the principal amount of the Bankers’ Acceptance being purchased, “Rate” is the BA Discount Rate divided by 100 and “Term” is the number of days in the term of the Bankers’ Acceptance.)

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), including by way of condemnation, of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) a Lender (other than a Defaulting Lender); (b) an Affiliate of a Lender (other than a Defaulting Lender); (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the US Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the US Borrower or any of the US Borrower’s Affiliates or Subsidiaries other than Lehman Commercial Paper, Inc.

“Environmental Laws” means any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or environmental indemnities), of the US Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other written consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.  Equity Interests of US Borrower includes all incentive compensation rights and similar rights.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the US Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the US Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Sale Proceeds” has the meaning specified in Section 7.05(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income or capital (however denominated), and franchise taxes imposed on it (in lieu of, or in addition to, net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or in which it carries on business, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Canadian Lender (other than an assignee pursuant to a request by the Canadian Borrower under Section 10.13), any withholding tax that is imposed under the provisions of the Income Tax Act (Canada), on amounts payable to such Canadian Lender at the time such Canadian Lender becomes a Canadian Lender or that is attributable to such Canadian Lender’s failure or inability (other than as a result of a Change in Law) to qualify as a Canadian Resident Lender at the relevant time, except and only to the extent that such Canadian Lender (or its assignor, if any) was entitled at the time of designation of a new Lending Office (or assignment) to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 3.01(a), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing BAs” means the BAs existing on the Closing Date issued under the Rangeland Credit Facility listed on the schedule to Exhibit I attached hereto.

“Existing BA Lenders” means those lenders that have accepted Existing BAs.

“Existing Credit Agreement” means that certain Credit Agreement dated as of July 19, 2002, among PEG, as the borrower, the US Borrower, Bank of America, N.A. (successor by merger to Fleet National Bank), as administrative agent, and a syndicate of lenders.

“Existing Letters of Credit” means all Letters of Credit existing on the Closing Date issued under the Existing Credit Agreement and Rangeland Credit Facility listed on Schedule 1.01-1.

“Extraordinary Receipts” means gross proceeds received by any Loan Party relating to insurance in respect of casualty to property that such Loan Party has determined (which determination must be made with reasonable promptness following such casualty) will not be applied to the repair or replacement thereof within 180 days following such casualty in accordance with the Security Documents; provided that in no event shall such Extraordinary Receipts include Net Cash Proceeds.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated June 24, 2005, among the US Borrower, PEG, the Administrative Agent, the Syndication Agent, and the Arrangers.

“Foreign Lender” means any Lender (other than a Canadian Lender) that is organized under the Laws of a jurisdiction other than that in which the US Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Pacific Energy GP LP, a Delaware limited partnership.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.06(h).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the US Borrower and, subject to Section 6.12(a) and (b), each Restricted Subsidiary of the US Borrower.

“Guaranty” means the Guarantees made by the Guarantors in favor of the Administrative Agent, L/C Issuer and the Lenders, substantially in the form of Exhibit F, to the extent required by Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any applicable Environmental Law.

“Income Tax Act (Canada)” means the Income Tax Act, R.S.C. 1985 c. 1 (fifth supplement), including the regulations made and, from time to time, in force under that Act.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not outstanding more than 120 days after the date the respective goods are delivered or the respective services are rendered, other than obligations contested in good faith by appropriate proceedings, if required, and for which adequate reserves are maintained on the books of such Person in accordance with GAAP, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            capital leases and Synthetic Lease Obligations;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any of its Affiliates (except redemptions of Equity Interests maturing or redeemable no earlier than 180 days after the Maturity Date), valued, in the case of a redeemable preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, other than customary exceptions acceptable to Required Lenders.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Financial Statements” means:

(a)           the Audited Financial Statements;

(b)           the unaudited consolidated financial statements of the US Borrower as of June 30, 2005; and

(c)           the pro forma consolidated financial statements of the US Borrower as of June 30, 2005 after giving effect to the Valero Acquisition as if the Valero Acquisition had been closed on such date (in respect of the balance sheet) or for the period ending on such date (in respect of the income statement and cash flow statement).

“Interest Act (Canada)” means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by a Borrower and consented to by all the Lenders; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, or (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Judgment Interest Act (Alberta)” means the Judgment Interest Act, R. S.A. 2000 c. J-1, including the regulations made and, from time to time, in force under that Act.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing and shall mean a US L/C Borrowing or a Canadian L/C Borrowing, as provided in Section 1.07.

“L/C Credit Extension” means, with respect to any US Letter of Credit or Canadian Letter of Credit, as applicable, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means the Canadian L/C Issuer or the US L/C Issuer as provided in Section 1.07.

“L/C Obligations” means the US L/C Obligations or the Canadian L/C Obligations as provided in Section 1.07.

“Lender” has the meaning specified in the introductory paragraph hereto, subject to Section 1.07, and, as the context requires, includes the Swing Line Lender.

“Lender Counterparty” means a Lender or an Affiliate of a Lender.

“Lender Swap Obligations” means all obligations arising from time to time under Swap Contracts entered into from time to time between the US Borrower or any Guarantor and a Lender Counterparty; provided that (a) if such Lender Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Swap Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, and (b) for any of the forgoing to be included within “Lender Swap Obligations” hereunder, the applicable Lender Counterparty must have provided the Administrative Agent written notice of the existence thereof and such transaction must not otherwise be prohibited under this Agreement.

“Lending Office” means the US Lending Office or Canadian Lending Office as provided in Section 1.07.

“Letter of Credit” means a Canadian Letter of Credit or a US Letter of Credit as provided in Section 1.07.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender under Article II in the form of a Committed Loan or a Swing Line Loan.  “Loan” may mean a US Loan or a Canadian Loan as provided in Section 1.07.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, the BAs, the Guaranty and each Security Document.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Management LLC” means Pacific Energy Management LLC, a Delaware LLC.

“MAPL Assets” means, collectively, the Mid-Alberta Pipeline and all of the other properties, assets, rights, interests and undertakings pursuant to the MAPL Purchase Agreement.

“MAPL Purchase Agreement” means the Purchase and Sale Agreement between Imperial Oil, a partnership of McColl-Frontenac Petroleum Inc. and Imperial Oil Limited, Rangeland Northern Pipeline Company and the Borrower.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, income, properties, liabilities or condition of the US Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means September 30, 2010.

“Maximum Rate” has the meaning assigned such term in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net BA Proceeds” means with respect to any Bankers’ Acceptance, the Discount Proceeds thereof less the amount equal to the stamping fee paid in respect thereto at the Applicable Rate as provided for in Section 2.09(b).

“Net Cash Proceeds” means the remainder of (a) the gross proceeds received by any Loan Party from (i) a Disposition or (ii) the issuance of Additional Equity, as applicable, less (b) initial purchase discounts and underwriting commissions, investment banking fees, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs, in each case only to the extent paid or payable by a Loan Party in cash and related to such Disposition, or Additional Equity issuance, as applicable.

“Non-Recourse Debt” means any Indebtedness of any Unrestricted Subsidiary, in each case in respect of which: (a) the holder or holders thereof (i) shall have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, the property of such Unrestricted Subsidiary and/or one or more of its Subsidiaries (but only to the extent that such Subsidiaries are Unrestricted Subsidiaries) and/or any other Person (other than the US Borrower and/or any Restricted Subsidiary) and (ii) shall have no direct or indirect recourse (including by way of Guarantee) to the US Borrower or any Restricted Subsidiary or to any of the property of the US Borrower or any Restricted Subsidiary, whether for principal, interest, fees, expenses or otherwise; and (b) the terms and conditions relating to the non-recourse nature of such Indebtedness are in form and substance reasonably acceptable to the Administrative Agent.

“Notes” means collectively, the US Notes and the Canadian Notes.

“Obligations” means the Lender Swap Obligations and all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust, unlimited liability company or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof in Dollars after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the applicable Borrower of Unreimbursed Amounts in Dollars.

“Participant” has the meaning specified in Section 10.06(d).

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the US Borrower dated as of July 26, 2002, as amended.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PEG” means Pacific Energy Group LLC, a Delaware limited partnership.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Inventory” means crude oil, condensate, natural gas, natural gas liquids (N.G.L.’s), refined petroleum products, liquefied petroleum gases (LPG’s) or any blend thereof.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the US Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Position” means (a) any physically owned Petroleum Inventory, (b) any obligation to purchase or sell Petroleum Inventory, however evidenced, whether for the then current or forward time, (c) any exchange or over-the-counter put, call or other options or any forward or futures contract regarding Petroleum Inventory, (d) any type of Swap Contract regarding Petroleum Inventory and (e) any other arrangement relating to Petroleum Inventory that has price or spread risk.

“PUC” means the applicable public utility commission or other similar Governmental Authority having regulatory authority over certain Restricted Subsidiaries of the Borrower.

“PUC Restricted Subsidiary” means a Restricted Subsidiary that is under the regulatory authority of a PUC.

“Qualified Owners” means one or more funds managed by Lehman Brothers Holdings, Inc. or its Affiliates, or their corporate successors, and one or more funds managed by First Reserve Corporation or its Affiliates, or their corporate successors.

“Rangeland Credit Facility” means that certain Credit Agreement dated as of May 11, 2004 among Rangeland Pipeline Company, the Royal Bank of Canada, as Agent, and the lenders party thereto.

“Real Property Collateral” has the meaning assigned to such term in Section 6.13.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the US Borrower as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, (a) Lenders having more than 50% of the US Aggregate Commitment plus the Canadian Allocated Aggregate

Commitment, if any, or (b), if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the US Commitment and Canadian Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, controller, assistant controller, treasurer or assistant treasurer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the US Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the US Borrower’s or such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” means each Subsidiary of the US Borrower that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Schedule I BA Reference Banks” means the Lenders listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Schedule I BA Reference Banks.

“Schedule II BA Reference Banks” means the Lenders listed in Schedule II to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Schedule II BA Reference Banks.

“Schedule III BA Reference Banks” means the Lenders listed in Schedule III to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Schedule III BA Reference Banks.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, deposit instruments, Guarantees, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Loan Party to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or Guarantee the payment of any part of the Obligations or the Lender Swap Obligations or the performance of any Loan Party’s other duties and obligations under the Loan Documents (but excluding Swap Contracts).

“Security Schedule” means Schedule 1.01-2 hereto.

“Senior Notes” means notes as described in Section 7.03(b).

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date both (a) (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPC” has the meaning specified in Section 10.06(h).

“Subordinated Debt” means all unsecured Indebtedness of the US Borrower and its Restricted Subsidiaries for money borrowed which is subordinated, upon terms reasonably satisfactory to the Administrative Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the US Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means the US Swing Line Lender or the Canadian Swing Line Lender as provided in Section 1.07.

“Swing Line Loan” the US Swing Line Loan or the Canadian Swing Line Loan as provided in Section 1.07.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Synthetic Lease Obligation” means, in respect of any Person, all obligations under leases which are, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which are or were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80%

of the residual value of the property subject to such operating lease upon expiration or early termination of such lease and the amount of such obligations shall be the amount determined in accordance with the Code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, including all taxes imposed pursuant to Part XIII of the Income Tax Act (Canada) and any withholding or other taxes imposed on any Lender Party under Canadian Law.

“Threshold Amount” means $20,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan, a Canadian Prime Rate Loan, a Canadian US Dollar Base Rate Loan, or BAs.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the US Borrower designated as such on Schedule 5.13 or which the US Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 7.15.

“US Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, (other than in connection with the Canadian Loans and Canadian Letters of Credit) or any successor administrative agent.

“US Aggregate Commitment” means the US Commitments of all the Lenders.

“US Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the US Aggregate Commitment represented by such Lender’s US Commitment at such time.  If the commitment of each Lender to make US Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the US Aggregate Commitment have expired, then the US Applicable Percentage of each Lender shall be determined based on the US Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“US Borrower” has the meaning specified in the introductory paragraph hereto.

“US Borrower Materials” has the meaning specified in Section 6.02.

“US Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, the state of California or the state of New York and, if such day relates to any Eurodollar Rate Loan, such day must also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“US Commitment” means, as to each Lender, its obligation to (a) make US Loans to the US Borrower pursuant to Section 2.01(a), (b) purchase participations in US L/C Obligations, and (c) purchase participations in Swing Line Loans to the US Borrower, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, during a Canadian Allocation Period, the US Commitment of any Lender that is or has a branch or Affiliate that is a Canadian Lender shall be reduced by the Canadian Allocated Commitment Amount of such Canadian Lender.

“US Committed Loans” has the meaning specified in Section 2.01.

“US Dollar Equivalent” of any amount of any currency at any date means (i) if such currency is Dollars, the amount of such currency, or (ii) if such currency is Canadian Dollars, the equivalent in Dollars of such amount of such currency based upon the rate of exchange for such conversion as quoted by the Bank of Canada at approximately 12:00 noon, Toronto time (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Administrative Agent) on the date on or as of which such amount is to be determined.

“US L/C Advance” means, with respect to each US Lender, such US Lender’s funding of its participation in any US L/C Borrowing in accordance with its US Applicable Percentage.

“US L/C Borrowing” means an extension of credit resulting from a drawing under any US Letter of Credit which has not been reimbursed on the date when made or refinanced as a US Committed Loan.

“US L/C Issuer” means Bank of America in its capacity as issuer of US Letters of Credit hereunder, or any successor issuer of US Letters of Credit hereunder.

“US L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding US Letters of Credit plus the aggregate of all US Unreimbursed Amounts, including all US L/C Borrowings.  For purposes of computing the amount available to be drawn under any US Letter of Credit, the amount of such US Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a US Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such US Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“US Lender” means each Lender other than the separate branch (or Affiliate) of such Lender named as a Canadian Lender.

“US Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“US Letter of Credit” means any standby letter of credit issued by US L/C Issuer hereunder at the application of the US Borrower and shall include the Existing Letters of Credit.

“US Letter of Credit Sublimit” means an amount equal to $100,000,000.  The US Letter of Credit Sublimit is part of, and not in addition to, the US Aggregate Commitment.

“US Loan” means an extension of credit by a Lender to the US Borrower under Article II in the form of a US Committed Loan or a Swing Line Loan.

“US Note” means a promissory note made by the US Borrower in favor of a Lender evidencing US Committed Loans made by such Lender, substantially in the form of Exhibit C-1.

“US Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans to US Borrower.

“US Swing Line Loan” has the meaning specified in Section 2.04(a).

“US Swing Line Sublimit” means the lesser of (a) $10,000,000 and (b) the US Aggregate Commitment.  The US Swing Line Sublimit is part of, and not in addition to, the US Aggregate Commitment.

“US Total Outstandings” means the aggregate Outstanding Amount of all US Loans and all US L/C Obligations.

“Valero Acquisition” means the purchase by the US Borrower or one or more of its Subsidiaries of certain terminal and pipeline assets pursuant to the Valero Acquisition Agreement.

“Valero Acquisition Agreement” means that Sale and Purchase Agreement entered into as of the July 1, 2005 by and among the Valero Sellers and PEG.

“Valero Acquisition Documents” means the Valero Acquisition Agreement and all other agreements, assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered by or between PEG, or any other Loan Party and the Valero Sellers pursuant to the Valero Acquisition Agreement or in connection with the Valero Acquisition.

“Valero Sellers” means Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P., and Shore Terminals LLC.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or comparable governing body of such Person.

1.02        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)             The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           Unless otherwise stated, all references in this Agreement to dollar amounts or “$” shall be references to Dollars.

1.03        Accounting Terms.

(a)             Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)             Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the US Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the US Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the US Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)           Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the US Borrower and its Subsidiaries or to the determination of any amount for the US Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the US Borrower is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04        Rounding.  Any financial ratios required to be maintained by the US Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06        Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07        References to US Obligations and Canadian Obligations.  Unless otherwise specified, all references in this Agreement to Administrative Agent, Aggregate Commitment, Applicable Percentage, Borrower, Business Day, L/C Advance, L/C Borrowing, L/C Issuer, L/C Obligations, Lenders, Lending Office, Letter of Credit, Loan, Swing Line Lender, and Swing Line Loan, shall mean: (a) in respect to US Committed Loans under Section 2.01(a), US Letters of Credit under Section 2.03(a)(i), and US Swing Line Loans under Section 2.04 (a), the US Administrative Agent, US Aggregate Commitment, US Applicable Percentage, US Borrower,

US Business Day, US L/C Advance, US L/C Borrowing, US L/C Issuer, US L/C Obligations, US Lenders, US Lending Office, US Letters of Credit, US Loan, US Swing Line Lender, and US Swing Line Loan, respectively; and (b) in respect to Canadian Committed Advances under Section 2.01(c), Canadian Letters of Credit under Section 2.03(a)(ii) and Canadian Swing Line Loans under Section 2.04(a), Canadian Administrative Agent, Canadian Allocated Aggregate Commitment, Canadian Applicable Percentage, the Canadian Borrower, Canadian Business Day,  Canadian L/C Advance, Canadian L/C Borrowing, Canadian L/C Issuer, Canadian L/C Obligations, Canadian Lenders, Canadian Lending Office, Canadian Letter of Credit, Canadian Loan, Canadian Swing Line Lender, and Canadian Swing Line Loan, respectively.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Committed Loans.

(a)             US Committed Loans to US Borrower.  Subject to the terms and conditions set forth herein, each US Lender severally agrees to make loans (each such loan, a “US Committed Loan”) to the US Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s US Commitment; provided, however, that after giving effect to any Borrowing of US Committed Loans, (i) the US Total Outstandings shall not exceed the US Aggregate Commitment, and (ii) the aggregate Outstanding Amount of the US Committed Loans of any Lender, plus such Lender’s US Applicable Percentage of the Outstanding Amount of all US L/C Obligations, plus such Lender’s US Applicable Percentage of the Outstanding Amount of all Swing Line Loan to the US Borrower shall not exceed such Lender’s US Commitment.  Within the limits of each Lender’s US Commitment, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).  US Committed Loans shall be made only in Dollars and may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)             Canadian Allocation of US Aggregate Commitment.  The US Borrower shall have the right to allocate (or reallocate, if previously allocated) a portion of the US Aggregate Commitment as the Canadian Allocated Aggregate Commitment by notice to the Administrative Agent; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. five Canadian Business Days prior to the date such allocation or reallocation shall become effective, (ii) any such allocation or reallocation shall be in an aggregate amount of $5,000,000 or any whole multiple in excess thereof, not to exceed Canadian Allocated Maximum Aggregate Commitment, or shall be a reallocation to zero, (iii) the US Borrower shall not allocate or reallocate any portion of the US Aggregate Commitment if, after giving effect thereto and to any concurrent prepayments hereunder (a) the US Total Outstandings would exceed the US Aggregate Commitment, (b) the Canadian Total Outstandings would exceed the Canadian Allocated Aggregate Commitment, (c) any US Lender’s US Commitment would not equal or exceed the sum of the Outstanding Amount of such US Lender’s US Committed Loans plus such Lender’s US Applicable Percentage of the Outstanding Amount of US L/C Obligations, plus such Lender’s US Applicable Percentage of the Outstanding Amount of all US Swing Line Loan; or (d) any Canadian Lender’s Canadian Commitment would not equal or exceed the sum of the Outstanding Amount of such Canadian

Lender’s Canadian Committed Advances plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of Canadian L/C Obligations plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of all Canadian Swing Line Loans, and (iv) the US Borrower shall make not more than four allocations or reallocations of the US Aggregate Commitment in any calendar year.  The Administrative Agent will promptly notify the Canadian Administrative Agent and the Canadian Lenders at their Canadian Lending Offices of any such notice of allocation or reallocation of the US Aggregate Commitment and the amount of their respective Canadian Allocated Commitment Amounts, and shall notify all Lenders of the US Commitments and Canadian Allocated Aggregate Commitment upon the effectiveness of such allocation or reallocation, which effectiveness shall require no vote or consent of any Lender or Agent.

(c)             Canadian Committed Advances to Canadian Borrower.  Subject to the terms and conditions hereof, each Canadian Lender severally agrees to extend credit to the Canadian Borrower on any Business Day during the Canadian Allocation Period, and such extension of credit shall constitute separate Borrowings to the Canadian Borrower, by (i) advancing funds in Dollars or Canadian Dollars to the Canadian Borrower (herein called such Canadian Lender’s “Canadian Committed Loans”) and (ii) accepting and purchasing drafts of Bankers’ Acceptances issued under this Agreement by the Canadian Borrower (herein called such Canadian Lender’s “Bankers’ Acceptances”; each Canadian Lender’s Canadian Committed Loans and Bankers’ Acceptances are herein collectively called such Canadian Lender’s “Canadian Committed Advances”) upon the Canadian Borrower’s separate request from time to time during a Canadian Allocation Period, provided, however that after giving effect to any Canadian Committed Advance, (x), the Canadian Total Outstandings do not exceed the Canadian Allocated Aggregate Commitments determined as of the date on which the requested Canadian Committed Advances are to be made, and (y) after giving effect to such Canadian Committed Advance the Outstanding Amount of the Canadian Committed Advances by each Canadian Lender plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of Canadian L/C Obligations plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of all Swing Line Loans to the Canadian Borrower does not exceed such Canadian Lender’s Canadian Commitment.  Within the limits of each Lender’s Canadian Commitment, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow and issue BAs under this Section 2.01(c), prepay under Section 2.05, and reborrow and issue new BAs under this Section 2.01(c).  The Canadian Borrower may have no more than five Borrowings of BA’s collectively outstanding at any time.  Bankers’ Acceptances shall be issued only in Canadian Dollars.  Canadian Loans may be made, at the option of the requesting Canadian Borrower, in Dollars or Canadian Dollars. Canadian Loans made in Dollars may be Canadian US Dollar Base Rate Loans or Eurodollar Rate Loans, and Canadian Loans made in Canadian Dollars shall only be Canadian Prime Rate Loans.

2.02        Borrowings, Conversions and Continuations of Committed Loans.

(a)             Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, each continuation of Eurodollar Rate Loans and each issuance of Bankers’ Acceptances as shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans, of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or any issuance of Bankers’ Acceptances, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans; provided, however, that if the US Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the US Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 1:00 p.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c) and Section 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice as to a Borrowing of US Committed Loans (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other or a continuation of Eurodollar Rate Loans, (ii) the requested date of the US Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of US Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  Each Loan Notice as to a Borrowing of Canadian Committed Advances (whether telephonic or written) shall specify (i) whether the Canadian Borrower is requesting a Borrowing, a conversion of a Canadian Committed Advance from one Type to the other or a continuation of Bankers’ Acceptances, (ii) the requested date of the Borrowing, conversion or continuation (which shall be a Business Day), and (iii) the principal amount of the Canadian Committed Advances to be borrowed or to which existing Canadian Committed Advances are to be converted and whether it is Canadian Dollar-denominated Loan or a US Dollar-denominated Loan or the principal amount of Bankers’ Acceptances to be issued.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans or, in the case of the Canadian Borrower, Canadian Prime Rate Loans.  Any such automatic conversion to Base Rate Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or Bankers’ Acceptances.  If the Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or Bankers’ Acceptances in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)             Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by an applicable Borrower with respect to an expiring Eurodollar Loan or Bankers’ Acceptances, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or, in the case of the Canadian Borrower, Canadian Prime Rate Loans described in the preceding subsection.  In the case of a Committed Borrowing each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the requesting Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Loan Notice with respect to such Committed Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)             Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)             The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.  At any time that Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans are outstanding, the Canadian Administrative Agent shall notify the Canadian Borrower and the Canadian Lenders of any change in Bank of America’s Canadian prime rate used in determining the Canadian Prime Rate or of any change in Bank of America’s Canadian reference rate used in determining the Canadian US Dollar Base Rate, respectively, in each case, promptly following the public announcement of such change.

(e)             After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Loans to the US Borrower and no more than five Borrowings in effect with respect to Bankers’ Acceptances.

2.03        Letters of Credit.

(a)             The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the US L/C Issuer agrees, in reliance upon the agreements of the US Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue US Letters of Credit for the account of the US Borrower or any of its Restricted Subsidiaries, and to amend US Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the US Letters of Credit; and (B) the US Lenders severally agree to participate in US Letters of Credit issued for the account of the US Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any US Letter of Credit, (x) the US Total Outstandings shall not exceed the US Aggregate Commitment, (y) the aggregate Outstanding Amount of the US Committed Loans of any Lender, plus such Lender’s US Applicable Percentage of the Outstanding Amount of all US L/C Obligations, plus such Lender’s US Applicable Percentage of the Outstanding Amount of all US Swing Line Loans shall not exceed such Lender’s US Commitment, and (z) the Outstanding Amount of the US L/C Obligations shall not exceed the US Letter of Credit Sublimit.  Each request by the US Borrower for the issuance or amendment of a US Letter of Credit shall be deemed to be a representation by the US Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the US Borrower’s ability to obtain US Letters of Credit shall be fully revolving, and accordingly the US Borrower may, during the foregoing period, obtain US Letters of Credit to replace US Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof; provided that Existing Letters of Credit will not be subject to new administrative issuance fees, as referred to in the last sentence of Section 2.03(j), on the deemed issuance hereunder.

(ii)           Subject to the terms and conditions set forth herein, (A) the Canadian L/C Issuer agrees, in reliance upon the agreements of the Canadian Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Canadian Letters of Credit for the benefit of the Canadian Borrower or any Restricted Subsidiaries that are organized under the laws of Canada or a province thereof, and to amend Canadian Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Canadian Letters of Credit; and (B) the Canadian Lenders severally agree to participate in Canadian Letters of Credit issued for the benefit of the Canadian Borrower or any such Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Canadian Letter of Credit, (x) the Canadian Total Outstandings do not exceed the Canadian Allocated Aggregate Commitments determined as of the date on which the requested L/C Credit Extensions are to be made, and (y) after giving effect to such L/C Credit Extension the Outstanding Amount of the Canadian Committed Advances by each Canadian Lender plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of Canadian L/C Obligations plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of all Canadian Swing Line

Loans shall not exceed such Canadian Lender’s Canadian Commitment, and (z) the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian Letter of Credit Sublimit.  Each request by the Canadian Borrower for the issuance or amendment of a Canadian Letter of Credit shall be deemed to be a representation by the Canadian Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

(iii)          The L/C Issuer shall not issue any Letter of Credit, if:

(A)          the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iv)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(C)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000 (or, if denominated in Canadian Dollars, C$500,000);

(D)          such Letter of Credit is to be denominated in a currency other than Dollars, in the case of US Letters of Credit or is to be denominated in a currency other than Dollars or Canadian Dollars, in the case of Canadian Letters of Credit,

(E)           such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(F)           a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or

(G)           such Letter of Credit is a commercial letter of credit.

(v)           The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(vi)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vii)         The US L/C Issuer shall act on behalf of the US Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, the Canadian L/C Issuer shall act on behalf of the Canadian Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)             Procedures for Issuance and Amendment of Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)             Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans in the case of a Letter of Credit issued for the account of US Borrower, a Canadian US Dollar Base Rate Loan in the case of a US Dollar denominated Letter of Credit issued for the account of the Canadian Borrower, or a Canadian Prime Rate Loan in the case of a Canadian Dollar denominated Letter of Credit issued for the account of the Canadian Borrower to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Canadian US Dollar Base Rate Loans, or Canadian Prime Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Canadian Prime Rate Loan, as applicable, to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate (or, as to Canadian-Dollar denominated obligations, the Bank of Canada Rate) and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)             Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate (or, as to Canadian Dollar denominated obligations, the Bank of Canada Rate) from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)             Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Restricted Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)              Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)             Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h)             Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(i)              Letter of Credit Fees.  The US Borrower shall pay to the Administrative Agent for the account of each US Lender in accordance with its US Applicable Percentage a Letter of Credit fee (the “US Letter of Credit Fee”) for each US Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such US Letter of Credit.  The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of each Canadian Lender in accordance with its Canadian Applicable Percentage a Letter of Credit fee (the “Canadian Letter of Credit Fee”) for each Canadian Letter of Credit equal to the Applicable

Rate times the daily amount available to be drawn under such Canadian Letter of Credit;  provided, however, notwithstanding the foregoing, the Canadian Letter of Credit Fees for Canadian Letters of Credit which are not “direct credit substitutes” (as determined by the Canadian Administrative Agent, acting reasonably) within the meaning of the Capital Adequacy Requirements shall be 66-2/3% of the rate otherwise specified in the definition of Applicable Rate.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)              Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the last Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)             Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)              Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the applicable Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.04        Swing Line Loans.

(a)             The Swing Line.

(i)            Subject to the terms and conditions set forth herein, the US Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “US Swing Line Loan”) to the US Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the US Swing Line Sublimit, notwithstanding the fact that such US Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of US Committed Loans and US L/C Obligations, of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s US Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the US Total Outstanding Amount shall not exceed the US Aggregate Commitment, and (ii) the Outstanding Amount of US Committed Loans by any Lender, plus such Lender’s US Applicable Percentage of the Outstanding Amount of US L/C Obligations, plus such Lender’s US Applicable Percentage of the Outstanding Amount of all US Swing Line Loans made to US Borrower, shall not exceed such Lender’s US Commitment, and provided, further, that no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.04, prepay under Section 2.05(a), and reborrow under this Section 2.04.  Immediately upon the making of a US Swing Line Loan to US Borrower, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the US Swing Line Lender a risk participation in such US Swing Line Loan in an amount equal to the product of such Lender’s US Applicable Percentage times the amount of such US Swing Line Loan.  Each US Swing Line Loan shall be a Base Rate Loan.

(ii)           Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees, in reliance upon the agreements of the other Canadian Lenders set forth in this Section 2.04, to make loans (each such loan, a “Canadian Swing Line Loan”) to the Canadian Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Canadian Committed Advances and Canadian L/C Obligations of the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender’s Canadian Commitment; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the Canadian Total Outstandings shall not exceed the Canadian Allocated Aggregate Commitment and (ii) the Outstanding Amount of Canadian Committed Loans by any Canadian Lender plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of Canadian L/C Obligations plus such Canadian Lender’s Canadian Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Canadian Borrower shall not exceed such Canadian Lender’s Canadian Commitment and provided, further, that no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.04, prepay under Section 2.05(a), and reborrow under this Section 2.04.  Immediately upon the making of a Swing Line Loan to the Canadian Borrower, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Lender’s Canadian Applicable Percentage, as appropriate, times the amount of such Canadian Swing Line Loan.  Canadian Borrower may request Dollar-denominated or Canadian Dollar-denominated Swing Line Loans. Each Swing Line Loan to the Canadian Borrower shall be a Canadian US Dollar Base Rate Loan if the Loan is requested in Dollars, and each Swing Line Loan to the Canadian Borrower shall be a Canadian Prime Rate Loan if requested in Canadian Dollars.

(b)             Borrowing Procedures.  Each Swing Line Borrowing shall be made upon a Borrower’s irrevocable notice to the applicable Swing Line Lender and the applicable Administrative Agent which may be given by telephone. Each such notice must be received by such Swing Line Lender and the applicable Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 (or, if denominated in Canadian Dollars, C$1,000,000), (ii) the requested borrowing date, which shall be a Business Day, and (iii) for Swing Line Loans to the Canadian Borrower whether such Swing Line Loans are Dollar-denominated or Canadian Dollar-denominated.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the applicable Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the applicable Administrative Agent (by telephone or in writing) that the applicable Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the applicable Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the applicable Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a) (i) or (ii), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to such Borrower.

(c)             Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of any Borrower with any outstanding Swing Line Loans (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each US Lender make a Committed Loan that is a Base Rate Loan, or each Canadian Lender make a Committed Loan that is a Canadian US Dollar Base Rate Loan (if originally made in US Dollars) or is a Canadian Prime Rate Loan (if originally made in Canadian Dollars), as applicable, in an amount equal to such US Lender’s US Applicable Percentage or such Canadian Lender’s Canadian Applicable Percentage, respectively, of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, Canadian US Dollar Base Rate Loans or Canadian Prime Rate Loans, as the case may be, but subject to the unutilized portion of the US Commitment or Canadian Commitment, as the case may be, and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish such Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent or Canadian Administrative Agent, as appropriate.  Each US Lender or Canadian Lender, as the case may be, shall make an amount equal to its respective US Applicable Percentage or Canadian Applicable Percentage of the amount specified in such Committed Loan Notice available to the applicable Administrative Agent in immediately available funds for the account of the Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Committed Loan that is a Base Rate Loan, Canadian US Dollar Base Rate Loan or Canadian Prime Rate Loan, as the case may be, to such Borrower in such amount.  The applicable Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), or pursuant to a Committed Borrowing requested in accordance with Section 2.02, as the case may be, the request for Committed Loans submitted by the Swing Line Lender as set forth in Section 2.04(c)(i) shall be deemed to be a request by the Swing Line Lender that each of the US Lenders or Canadian Lenders, as the case may be, fund its risk participation in the relevant Swing Line Loan and each such Lender’s payment to the applicable Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Lender fails to make available to the applicable Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent or Canadian Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate (or, as to Canadian Dollar denominated Swing Line Loans, the Bank of Canada Rate) and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swing Line Lender submitted to any Lender (through the applicable Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.2.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made to it, together with interest as provided herein.

(d)             Repayment of Participations.

(i)            At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its US Applicable Percentage or Canadian Applicable Percentage, as the case may be, of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its appropriate US Applicable Percentage or Canadian Applicable Percentage thereof on demand of the applicable Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate (or, as to Canadian Dollar-denominated Swing Line Loans, the Bank of Canada Rate).  The applicable Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)             Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing each Borrower for interest on the Swing Line Loans made to it.  Until each Lender funds its Committed Loan or risk participation pursuant to this Section 2.04 to refinance such US Lender’s US Applicable Percentage or such Canadian Lender’s Canadian Applicable Percentage, as appropriate, of any Swing Line Loan, interest in respect of such US Applicable Percentage or Canadian Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)              Payments Directly to Swing Line Lender.  Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made to it directly to the Swing Line Lender.

2.05        Prepayments.

(a)             The US Borrower or the Canadian Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to any date of prepayment of Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans shall be in a principal amount of $500,000 (or C$500,000, if applicable) or a whole multiple of $100,000 (or C$100,000, if applicable) in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)             The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent or Canadian Administrative Agent, as appropriate), at any time or from time to time, voluntarily prepay Swing Line Loans made to it in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent or Canadian Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, it shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)             If for any reason the US Total Outstandings at any time exceed the US Aggregate Commitment then in effect, the US Borrower shall immediately prepay US Loans and/or Cash Collateralize the US L/C Obligations in an aggregate amount equal to such excess; provided, however, that the US Borrower shall not be required to Cash Collateralize the US L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the US Loans the US Total Outstandings exceed the US Aggregate Commitment then in effect.

(d)             If for any reason the Canadian Total Outstandings at any time exceed the Canadian Allocated Aggregate Commitment then in effect, the Canadian Borrower shall immediately prepay Canadian Loans and/or Cash Collateralize the BAs or the Canadian L/C Obligations in an aggregate amount equal to such excess.  Any such excess shall be applied first to outstanding Canadian Committed Loans and Swing Line Loans to the Canadian Borrower, and then to prepay BAs in accordance with Section 2.19.  The Canadian Borrower shall not be required to Cash Collateralize BAs or the Canadian L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Canadian Loans the Canadian Total Outstandings exceed the Canadian Allocated Aggregate Commitment then in effect.  Canadian Administrative Agent shall have the right to calculate the Canadian Total Outstandings for all purposes, including making determinations from time to time of US Dollar Equivalent of

Outstanding Amounts of Canadian Dollar-denominated obligations and the available undrawn portion of the Canadian Allocated Aggregate Commitment which determination, when notified to the Canadian Borrower, will be conclusive, absent manifest error.

(e)             Any Net Cash Proceeds that are Excess Sale Proceeds shall be applied as a mandatory prepayment on the Loans to the extent required by Section 7.05(f).

(f)              Any Extraordinary Receipts shall be immediately applied as a mandatory prepayment on the Loans; provided, however, that prepayments under this Section 2.05(f) shall not be required until the aggregate amount of unapplied Extraordinary Receipts exceeds $1,000,000.

(g)             At any time that the Consolidated Total Leverage Ratio exceeds 4.5 to 1.0, upon the receipt by any Loan Party of the Net Cash Proceeds of any offerings of Equity Interests (other than from another Loan Party), the Borrower will prepay a principal amount of the Loans in an amount equal to the lesser of (i) the amount of such Net Cash Proceeds or (ii) the amount necessary to cause the Consolidated Total Leverage Ratio to not exceed 4.5 to 1.0.  The foregoing shall not be construed to permit any offerings of Equity Interests not otherwise permitted by this Agreement.

(h)             Prepayment under Section 2.05(a), (b), (c) or (d) shall be applied to the Obligations specified in such Section.  Prepayment under Section 2.05(e) or (f) shall be applied (i) in the case of Net Cash Proceeds or Extraordinary Receipts in respect of assets of the Canadian Borrower or any other Subsidiaries which are incorporated in Canada or a province thereof, to the Canadian Total Outstandings, and (ii) otherwise to the US Total Outstandings and, in each case, first to outstanding Loans, then, in the case of the Canadian Total Outstandings, BAs, then to Cash Collateralize L/C Obligations.  Prepayment under Section 2.05(g) shall be applied first to US Total Outstanding and then to the Canadian Total Outstandings and, in each case, first to outstanding Loans, then, in the case of the Canadian Total Outstandings, BAs, then to Cash Collateralize L/C Obligations.  Prepayment under this Section 2.05 shall not reduce the US Aggregate Commitment or the Canadian Aggregate Commitment.

2.06        Termination or Reduction of Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the US Aggregate Commitment, or from time to time permanently reduce the US Aggregate Commitment; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the US Aggregate Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the US Aggregate Commitment and (iv) if, after giving effect to any reduction of the US Aggregate Commitment, the US Letter of Credit Sublimit or the US Swing Line Sublimit exceeds the amount of the US Aggregate Commitment, the US Letter of Credit Sublimit or Canadian Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the

Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07        Repayment of Loans.

(a)             Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to it to the extent outstanding on such date.

(b)             Each Borrower shall repay to the Swing Line Lender the balance outstanding on the Swing Line Loan (i) on a weekly basis or at the discretion of the Swing Line Lender on demand or (ii) at the Maturity Date.

2.08        Interest.

(a)             Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate, and (iii) each Canadian US Dollar Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian US Dollar Base Rate plus the Applicable Rate.

(b)             (i)          If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)             Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09        Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)             Commitment Fee.  The US Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its US Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the US Aggregate Commitment exceed the sum of (i) the Outstanding Amount of US Committed Loans and US Swing Line Loans and (ii) the Outstanding Amount of US L/C Obligations.  The Canadian Borrower shall pay to the Administrative Agent for the account of each Canadian Lender in accordance with its Canadian Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Canadian Allocated Aggregate Commitment exceeds the US Dollar Equivalent of the sum of (i) the Outstanding Amount of Canadian Committed Advances and Canadian Swing Line Loans and (ii) the Outstanding Amount of Canadian L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)             Stamping Fees.  In consideration of each Canadian Lender’s commitment to accept or participate in Bankers’ Acceptances under this Agreement, the Canadian Borrower will pay to Canadian Administrative Agent for the account of such Canadian Lender a stamping fee equal to the Applicable Rate per annum indicated as the Stamping Fee Rate multiplied by the face amount of each Bankers’ Acceptance accepted by such Canadian Lender on behalf of the Canadian Borrower under this Agreement calculated for the number of days in the term of such Bankers’ Acceptance.  Such stamping fee shall be due and payable on the date on which such Bankers’ Acceptances are accepted and shall be deducted from the Discount Proceeds paid to the Canadian Borrower.  If the Default Rate is in effect pursuant to Section 2.08 while an Event of Default exists, the Applicable Rate in respect of BAs shall be increased by two percent (2%) per annum.  If during the term of a BA the Applicable Rate changes as provided in the definition of Applicable Rate or as a result of an Event of Default as provided above, the stamping fee paid with respect to such BA (the “Initial Fee”) shall be recalculated based upon such change for the number of days during the term of such BA that such change is applicable, and the Canadian Borrower shall pay such excess as an additional fee for the acceptance of such BA, and if such recalculated amount is less than the Initial Fee, such difference shall be credited to the Canadian Borrower.  Administrative Agent will give notice promptly to Canadian Administrative Agent of any change (and its effective date) in the Applicable Rate, and Canadian Administrative Agent will in turn give notice promptly to the Canadian Borrower and Canadian Lenders of such change in the Applicable Rate.

(c)             Other Fees.          (i)  The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           The applicable Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10        Computation of Interest and Fees.  All computations of interest for Base Rate Loans or Canadian US Dollar Base Rate Loans when such rate is determined by Bank of America’s “prime rate” or “reference rate” and all computations of interest for Canadian Prime Rate Loans and BAs shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year, each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11        Evidence of Debt.

(a)             The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any US Lender made through the Administrative Agent, the US Borrower shall execute and deliver to such US Lender (through the Administrative Agent) a US Note, which shall evidence such Lender’s US Committed Loans in addition to such accounts or records.  Upon the request of any Canadian Lender made through the Administrative Agent, the Canadian Borrower shall execute and deliver to such Canadian Lender (through the Administrative Agent) a Canadian Note, which shall evidence such Lender’s Canadian Committed Advances in addition to such accounts or records.

(b)             In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12        Payments Generally; Administrative Agent’s Clawback.

(a)             General.  All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  All payments of principal and interest on the Loans shall be made in the currency in which such corresponding Loan was funded.  All fees in respect of BAs and Canadian Letters of Credit shall be paid in Canadian Dollars and all other fees shall be paid in Dollars.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day for all purposes other than Section 8.01(a) and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)             (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, Canadian Prime Rate Loans, Bankers’ Acceptances or Canadian US Dollar Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Rate Base Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate (or, as to Canadian Dollar denominated amounts, the Bank of Canada Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans or Canadian Prime Rate Loans, as applicable.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate (or, as to Canadian Dollar denominated amounts, the Bank of Canada Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)             Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)             Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)             Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Currency Indemnity.  If a payment relative to any of the Obligations is made to Administrative Agent, L/C Issuer or Lenders in a currency (the “Other Currency”) other than the currency in which the Obligation is denominated (the “Obligation Currency”), whether voluntarily or pursuant to an order of judgment of a court or tribunal of any jurisdiction, such payment will, to the extent permitted by applicable Law, constitute a discharge of the liability in respect of such Obligations only to the extent of the amount of Obligation Currency which Administrative Agent, L/C Issuer or Lenders purchases with the amount received at the designated place of payment, such purchase to be at such time as Administrative Agent, L/C Issuer or Lenders may reasonably elect, but in any event within three Business Days after receipt of such payment.  If the amount of Obligation Currency able to be purchased is less than the amount of such Obligation Currency originally due to it in respect to the relevant Obligation, the relevant Borrower will indemnify and save Administrative Agent, L/C Issuer and Lenders harmless from and against any loss or damage arising as a result of such deficiency.  This indemnity will constitute an obligation separate and independent from the other obligations contained herein, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by Administrative Agent, L/C Issuer or Lenders and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

2.13        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)             if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)             the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing

Line Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14        Increase in Commitments.

(a)             Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the US Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $200,000,000; provided that any such request for an increase shall be in a minimum amount of $50,000,000.  At the time of sending such notice, the US Borrower (in consultation with the Administrative Agent) may determine which Lenders will receive a request for such an increase, may invite one or more Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel, or may specify that all Lenders are requested to respond within a specified time period as to whether such Lender will agree to increase its Commitment, and if so, the amount of such increase (which shall in no event be less than ten Business Days from the date of delivery of such notice to all Lenders).  If the US Borrower makes such a request to all Lenders, each Lender will respond to such request by notice to the Administrative Agent within such time period, and any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(b)             Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to any request made hereunder.

(c)             Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the US Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the US Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)             Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the US Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by the US Borrower approving or consenting to such increase, and that, before and after giving effect to such increase, (i) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of

Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (ii) no Default exists, and (iii) the financial covenants contained in Section 7.17 are satisfied on a pro forma basis after giving effect to such increase (using Consolidated EBITDA for the most recently ended four fiscal quarter period).  The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(e)             Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.15        Creation of Bankers’ Acceptances.  Upon receipt of a Committed Loan Notice requesting a Borrowing by way of Bankers’ Acceptances, which notice is received by the Canadian Administrative Agent not later than 1:00 p.m. one Business Day prior to the requested day of such Borrowing, and subject to the provisions of this Agreement, each Canadian Lender shall accept, in accordance with its Canadian Applicable Percentage of the requested Borrowing from time to time such Bankers’ Acceptances as the Canadian Borrower shall request provided that:

(a)           Bankers’ Acceptances shall be issued on a Canadian Business Day;

(b)           each Bankers’ Acceptance shall have a term of one, two, three or six months (excluding days of grace), or such shorter period as may be agreed to by the Canadian Lenders), as selected by the Canadian Borrower in the relevant Committed Loan Notice provided that each Bankers’ Acceptance shall mature on a Canadian Business Day;

(c)           the face amount of each Bankers’ Acceptance shall be not less than C$5,000,000 and in multiples of C$1,000,000 for any amounts in excess thereof; and

(d)             each Bankers’ Acceptance shall be in a form acceptable to the Canadian Administrative Agent.

2.16        Terms of Acceptance by Canadian Lenders.

(a)           Delivery and Payment.  Subject to Sections 2.17 and 2.18 and only if a valid appointment pursuant to Section 2.16(d) is not in place, the Canadian Borrower shall pre-sign and deliver to each Canadian Lender bankers’ acceptance drafts in sufficient quantity to meet the Canadian Borrower’s requirements for anticipated Borrowings by way of Bankers’ Acceptances.  The Canadian Borrower shall, at its option, provide for payment to Canadian Administrative Agent for the benefit of Canadian Lenders of each Bankers’ Acceptance on the date on which a Bankers’ Acceptance matures, either by payment of the full face amount thereof, through the rollover of maturing BAs or through utilization of a Conversion to another Type of Borrowing in accordance with this Agreement, or through a combination thereof.  The Canadian Borrower waives presentment for payment of Bankers’ Acceptances by Canadian Lenders and shall not claim from Canadian Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.  Any amount owing by the Canadian Borrower in respect of any Bankers’ Acceptance which is not paid in accordance with the foregoing, shall, as and from the date on which such Bankers’ Acceptance matures, be deemed to be outstanding hereunder as a Canadian Prime Rate Loan.

(b)           No Liability.  Canadian Administrative Agent and Canadian Lenders shall not be liable for any damage, loss or improper use of any bankers’ acceptance draft endorsed in blank except for any loss arising by reason of Canadian Administrative Agent or a Canadian Lender failing to use the same standard of care in the custody of such bankers’ acceptance drafts as Canadian Administrative Agent or such Canadian Lender use in the custody of their own property of a similar nature.

(c)           BA Marketing.  Except as agreed between the Canadian Lenders and the Canadian Borrower from time to time, upon a request by the Canadian Borrower for a Borrowing by way of Bankers’ Acceptances, the Canadian Borrower shall elect one of the marketing options (each, an “Option”) described in Section 2.16(d) pursuant to which each Canadian Lender shall make available its share of such Borrowing.  Upon receipt by the Canadian Administrative Agent of a Committed Loan Notice from the Canadian Borrower in connection with a Borrowing by way of Bankers’ Acceptances, the Canadian Administrative Agent shall promptly notify the Canadian Lenders thereof and advise each Canadian Lender of the Option selected by the Canadian Borrower.

(d)           BA Marketing Options.  The Borrower shall elect to market Bankers’ Acceptances as follows:

(A)          Option #1

(i)            it shall obtain quotations regarding the sale of all the Bankers’ Acceptances to be accepted by the Canadian Lenders and shall accept such of the offers as it deems appropriate, but in any event shall accept offers equal to the full amount of the requested Borrowing by way of Bankers’ Acceptances; and

(ii)           it shall provide the Canadian Administrative Agent with details regarding the sale of the Bankers’ Acceptances described in (A)(i) above, whereupon the Canadian Administrative Agent shall promptly notify the Canadian Lenders of the identity of the purchasers of such Bankers’ Acceptances, the amounts being purchased by such purchasers, the BA discount rates, the discount proceeds and the BA stamping fees applicable to such borrowing by way of Bankers’ Acceptances (including each Canadian Lender’s share thereof); or

(B)           Option #2

(iii)          each Canadian Lender shall purchase all Bankers’ Acceptances accepted by it at the BA Discount Rate equal to the CDOR Rate for bankers’ acceptances in Canadian Dollars having comparable issue dates and maturity dates to the Bankers’ Acceptances purchased by such Canadian Lender.

If the Canadian Borrower fails to elect an Option upon requesting a Borrowing by way of Bankers’ Acceptances, it will be deemed to have elected Option #2.

(e)           Power of Attorney.  To facilitate the procedures contemplated in this Agreement, the Canadian Borrower appoints each Canadian Lender from time to time as the attorney-in-fact of the Canadian Borrower to execute, endorse and deliver on behalf of the Canadian Borrower drafts or depository bills in the form or forms prescribed by such Canadian Lender for Bankers’ Acceptances denominated in Canadian Dollars.  Each Bankers’ Acceptance executed and delivered by a Canadian Lender on behalf of the Canadian Borrower shall be as binding upon the Canadian Borrower as if it had been executed and delivered by a duly authorized officer of the Canadian Borrower.  The foregoing appointment shall cease to be effective, in respect of any Canadian Lender regarding the Canadian Borrower, three Business Days following receipt by such Canadian Lender of a written notice from the Canadian Borrower revoking such appointment (which notice shall be copied to the Canadian Administrative Agent); provided that any such revocation shall not affect Bankers’ Acceptances previously executed and delivered by such Canadian Lender pursuant to such appointment.

(f)            Pro-Rata Treatment of Canadian Committed Advances.

(i)            Each Canadian Committed Advance shall be made available by each Canadian Lender and all repayments and reductions in respect thereof shall be made and applied in a manner so that the Canadian Committed Advances outstanding hereunder to each Canadian Lender will, to the extent possible, thereafter be pro rata in accordance with such Canadian Lender’s Canadian Applicable Percentage.  The Canadian Administrative Agent is authorized by the Canadian Borrower and each Canadian Lender to determine, in its sole and unfettered discretion, the portion of each Canadian Committed Advance and each Type of Canadian Committed Advance to be made available by each Canadian Lender to the Canadian Borrower and the application of repayments and reductions of Canadian Committed Advances to give effect to the provisions of this section, provided that no Canadian Lender shall, as a result of any such determination, have a Canadian Applicable Percentage of the aggregate Canadian Committed Advances which is in excess of its Canadian Applicable Percentage of the Canadian Allocated Aggregate Commitment.

(ii)           In the event it is not practicable to allocate Bankers’ Acceptances to each Canadian Lender such that the aggregate amount of Bankers’ Acceptances required to be purchased by such Canadian Lender hereunder is in a whole multiple of C$100,000, the Canadian Administrative Agent is authorized by the Canadian Borrower and each Canadian Lender to make such allocation as the Canadian Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances and, if the aggregate amount of such Bankers’ Acceptances is not a whole multiple of C$100,000, then the Canadian Administrative Agent may allocate (on a basis considered by it to be equitable) the excess of such Canadian Committed Advance over the next lowest whole multiple of C$100,000 to one Canadian Lender, which shall purchase a Bankers’ Acceptance with a face amount equal to the excess and having the same term as the corresponding Bankers’ Acceptances.  In no event shall the portion of the outstanding Borrowings by way of Bankers’ Acceptances of a Canadian Lender exceed such Canadian Lenders’ Canadian Applicable Percentage of the aggregate Borrowings by way of

Bankers’ Acceptances by more than C$100,000 as a result of such exercise of discretion by the Canadian Administrative Agent.

(g)           BA Equivalent Advances.  Each Canadian Lender may, in lieu of accepting a BA on the date of any Borrowing, make a BA Equivalent Advance.  The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds (with reference to the applicable BA Discount Rate) which would be realized from a hypothetical sale of those BAs which, but for this subsection, would have been sold to such Canadian Lender.  If such Canadian Lender does not otherwise have a BA Discount Rate applicable to it, the applicable BA Discount Rate will be calculated as though such Canadian Lender was listed on Schedule II or Schedule III of the Bank Act (Canada).  Any BA Equivalent Advance shall be made on the relevant date of any Borrowing, and shall remain outstanding for the term of the corresponding BA.  On the maturity date of the corresponding BA, such BA Equivalent Advance shall be repaid in an amount equal to the face amount of a draft that would have been accepted by such Canadian Lender if such Canadian Lender had accepted and purchased a BA hereunder.  Each BA Equivalent Advance made pursuant to this subsection shall be deemed to be a BA accepted and purchased by such Canadian Lender pursuant to the terms hereof, and except in this subsection, any reference to a BA shall include such BA Equivalent Advance.

(h)           Existing Bankers’ Acceptance at the Closing Date.  The Canadian Lenders and the Canadian Borrower acknowledge that the Canadian Borrower has obligations in the principal sum of C$15,000,000 in connection with the Existing BAs.  The Existing BAs will be deemed to be outstanding as Bankers’ Acceptances under this Agreement, will reduce the availability under this Agreement by the principal amount thereof outstanding at any time and will otherwise be subject to the terms and conditions of this Agreement.  The Canadian Borrower undertakes to repay the holders of the Existing BAs in full the amounts outstanding in connection with the Existing BAs on the applicable maturity dates, which repayment the Canadian Borrower may make from the proceeds of a Canadian Loan obtained by it in accordance with the terms of this Agreement.

(i)            Indemnification.  Each Canadian Lender, to the extent of its Canadian Applicable Percentage, agrees to indemnify and save harmless the Existing BA Lenders from any liability the Existing BA Lenders may incur or suffer with respect to the Existing BAs by executing an indemnification agreement in favor of the Existing BA Lenders substantially in the form attached hereto as Exhibit I.

2.17        General Procedures for Bankers’ Acceptances.

(a)           Continuations.  In the case of a continuation of maturing Bankers’ Acceptances of the Canadian Borrower, each Canadian Lender in order to satisfy the continuing liability of the Canadian Borrower to the Canadian Lender for the face amount of the maturing Bankers’ Acceptances, shall retain for its own account the Net BA Proceeds of each new Bankers’ Acceptance issued by it in connection with such continuation; and the Canadian Borrower shall, on the maturity date of the maturing Bankers’ Acceptances of the Canadian Borrower, pay to Canadian Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the face amount of such maturing Bankers’ Acceptances and the aggregate Net BA Proceeds of such new Bankers’ Acceptances.

(b)           Conversion from Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans.  In the case of a conversion from a Borrowing of Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans to the Canadian Borrower into a Borrowing by way of Bankers’ Acceptances to be accepted by a Canadian Lender pursuant to Section 2.12, such Canadian Lender, in order to satisfy the continuing liability of the Canadian Borrower to it for the principal amount of the Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans being converted, shall retain for its own account the Discount Proceeds of each new Bankers’ Acceptance issued by it in connection with such conversion; and the Canadian Borrower shall, on the date of issuance of the Bankers’ Acceptances, pay to Canadian Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans being converted owing to the Canadian Lenders and the aggregate Discount Proceeds of such Bankers’ Acceptances.

(c)           Authorization. The Canadian Borrower hereby authorizes each Canadian Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers’ Acceptances of the Canadian Borrower accepted by it pursuant to this section in accordance with the instructions provided by the Canadian Borrower pursuant to Section 2.03, as applicable.

(d)           Depository Notes.  The parties agree that in the administering of Bankers’ Acceptances, each Canadian Lender may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in Article II be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.

2.18        Execution of Bankers’ Acceptances.  The signatures of any authorized signatory on Bankers’ Acceptances which are authorized and requested hereunder by the Canadian Borrower may, at the option of the Canadian Borrower, be reproduced in facsimile and such Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Canadian Borrower as if they had been manually signed by such authorized signatory.  Notwithstanding that any person whose signature appears on any Bankers’ Acceptance as a signatory may no longer be an authorized signatory of the Canadian Borrower at the date of issuance of a Bankers’ Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall, unless prior to its use the Canadian Borrower has notified the Canadian Administrative Agent in writing to contrary, nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers’ Acceptance so signed shall be binding on the Canadian Borrower.

2.19        Prepayment of Bankers’ Acceptances.  Any amounts received by Canadian Administrative Agent to be applied to outstanding Bankers’ Acceptances, whether pursuant to an Event of Default and acceleration of the Obligations under Section 8.01 or a prepayment as permitted or required under Section 2.05, shall be deposited into an escrow account maintained by and in the name of Canadian Administrative Agent for the benefit of Canadian Lenders for set-off against such outstanding Bankers’ Acceptances as they mature, and pending such application shall bear interest at the rate declared by Canadian Administrative Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the maturity date of such Bankers’ Acceptances, as applicable.  Upon the repayment of all such outstanding Bankers’ Acceptances, any amounts remaining (including accrued interest) will (i) during the continuance of an Event of Default, be subject to such remedies as each Lender Party may have hereunder or under applicable Law, or (ii) otherwise, be released to the Canadian Borrower.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)             Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if a Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased (and in the case of interest, the amount of interest shall be increased) as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)             Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)             Indemnification by the Borrower.  Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)             Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)             Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the US Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the US Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the US Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)          any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the US Borrower to determine the withholding or deduction required to be made.

(f)              Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the

Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, make or maintain any Bankers’ Acceptance or to determine or charge interest rates based upon the Eurodollar Rate or BA Discount Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or Bankers’ Acceptance, as applicable, or to convert Base Rate Committed Loans or Canadian US Dollar Base Rate Loans, as applicable, to Eurodollar Rate Loans or Bankers’ Acceptance, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans or Bankers’ Acceptance, as applicable, of such Lender to Base Rate Loans or Canadian Prime Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or such Bankers’ Acceptances.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a Bankers’ Acceptance or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate or BA Discount Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or Bankers’ Acceptance, or (c) the Eurodollar Rate or BA Discount Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or Bankers’ Acceptance does not adequately and fairly reflect the cost to such Lenders of funding such Loan or Bankers’ Acceptance, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans or Bankers’ Acceptance, as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans, or Bankers’ Acceptance, as applicable, or, failing that, will be deemed to have converted such request into a request for a Committed

Borrowing of Base Rate Loans or Canadian Prime Rate Loans, as applicable in the amount specified therein.

3.04        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)             Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)           subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, any Eurodollar Rate Loan or any Bankers’ Acceptance made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), making or maintaining any Bankers’ Acceptance (or of maintaining its obligation to make any such Bankers’ Acceptance), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)             Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the

Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)             Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)             Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)             Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)             any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan, Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)             any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan,

Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)             any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Mitigation Obligations.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.07        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)             The US Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer (or a vice president, in the case of Security Documents and Guaranties, or a secretary or assistant secretary, in the case of certificates) of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the US Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the US Administrative Agent, each Lender and each Borrower;

(ii)           a Note executed by the US Borrower or the Canadian Borrower, as applicable, in favor of each Lender requesting a Note;

(iii)          each Security Document listed in the Security Schedule;

(iv)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the US Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)           such documents and certifications as the US Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(vi)          favorable opinions of Vinson & Elkins LLP, counsel to the Loan Parties, addressed to the US Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, and favorable opinions of Holme, Roberts and Owen, special Colorado, Montana, Utah and Wyoming counsel to the Loan Parties, Morrison & Foerster, special California counsel to the Loan Parties, of Bennett Jones LLP special Alberta counsel to the Loan Parties, of Stewart McKelvey Sterling Scales special Nova Scotia counsel to the Loan Parties, and of Duane Morris LLP, special Pennsylvania and New Jersey counsel to the US Borrower, in each case addressed to the US Administrative Agent, Canadian Administrative Agent, each Lender and each L/C Issuers as to such matters concerning the Loan Parties and the Loan Documents as the US Administrative Agent may reasonably request;

(vii)         a certificate of a Responsible Officer of the US Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii)        the Initial Financial Statements;

(ix)           a certificate signed by a Responsible Officer of the US Borrower certifying (A) that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied and (B) the current Debt Ratings;

(x)            evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(xi)           documents, in form and substance satisfactory to US Administrative Agent, confirming that with the concurrent payment in full of all indebtedness under the Rangeland Credit Facility on the Closing Date other than Existing Letters of Credit and Existing BAs, (A) all Lien releases, UCC-3 termination statements and other documentation evidencing the release of Liens on any Loan Party’s property securing such indebtedness shall be released and (B) the credit facilities thereunder shall contemporaneously therewith be terminated;

(xii)          a certificate from a Responsible Officer of the US Borrower, in substantially the form of Exhibit H hereto, attesting to the Solvency of each Loan Party before and after giving effect to the transactions contemplated by this Agreement and the Valero Acquisition Documents;

(xiii)         a certificate from the chief executive officer and chief financial officer of the US Borrower (A) attaching forecasts, in form reasonably satisfactory to the US Administrative Agent, of balance sheets, income statements and cash flow statements for each year commencing with the first fiscal year of the US Borrower following the Closing Date through the Maturity Date, (B) certifying that (1) the pro forma Consolidated EBITDA (calculated giving pro forma effect to the Valero Acquisition) for the twelve months ended June 30, 2005 was not less than $128,500,000, (2) the pro forma Consolidated Total Leverage Ratio (calculated giving pro forma effect to the Valero Acquisition) for the twelve months ended June 30, 2005 was not greater than 4.2 to 1.0, and (3) such pro forma financial statements and forecasts were prepared in good faith on the basis of assumptions that were reasonable in light of then existing conditions, and (C) certifying (prior to giving effect to the Valero Acquisition) as to matters that would be required by Section 906 and Section 302 of Sarbanes-Oxley.

(xiv)        a copy of each Valero Acquisition Document and all other material documents, instruments and agreements executed and/or delivered by any Loan Party in connection with the Valero Acquisition Agreement and the closing of the Valero Acquisition, together with a certificate from the Responsible Officer of the US Borrower certifying that (A) such copies are accurate and complete and represent the complete understanding and agreement of the parties thereto, (B) no material right or obligation of any party thereto has been modified, amended or waived, except as otherwise disclosed in such certificate, (C) the US Borrower has obtained all approvals required by the United States Federal Trade Commission and (D) subject only to funding the initial Borrowing to be made hereunder, the Valero Acquisition has been consummated on the terms set forth in such Valero Acquisition Documents; and

(xv)         such other assurances, certificates, documents, consents or opinions as the US Administrative Agent, the L/C Issuer, Swing Line Lender, or the Required Lenders reasonably may require.

(b)           An executed indemnification agreement from the Canadian Lenders shall be delivered to the Existing BA Lenders in substantially the form of Exhibit I attached hereto.

(c)           Any fees required to be paid on or before the Closing Date shall have been paid.

(d)             Unless waived by the US Administrative Agent, the US Borrower shall have paid all fees, charges and disbursements of counsel to the US Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the US Borrower and the US Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the US Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans or BAs) is subject to the following conditions precedent:

(a)             The representations and warranties of the US Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)             No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)             No Material Adverse Effect shall have occurred, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse Effect, relating to the US Borrower’s consolidated financial condition or businesses since the date of the date of the most recent financial statements delivered pursuant to Section 4.01(a)(viii) or Section 6.01, as applicable.

(d)             Each Loan Party shall be Solvent.

(e)             The US Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the US Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The US Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01        Existence, Qualification and Power; Compliance with Laws.  Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or any Valero Acquisition Document which has not been obtained or waived, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05        Financial Statements; No Material Adverse Effect.

(a)             The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) disclose all material indebtedness and other liabilities, direct or contingent, of the US Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material financial commitments and Indebtedness.

(b)             The unaudited consolidated and consolidating balance sheets and statements of income of the US Borrower and its Subsidiaries dated June 30, 2005, and the related consolidated statements of shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the consolidated and consolidating financial condition of the US Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 5.05 sets forth all material indebtedness and other liabilities not included in the financial statements, direct or contingent, of the US Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material financial commitments and Indebtedness.

(c)             Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)             The consolidated and consolidating pro forma balance sheets of the US Borrower and its Subsidiaries as at June 30, 2005 (taking into account the Valero Acquisition), and the related consolidated and consolidating pro forma statement of income and consolidated statement of cash flows of the US Borrower and its Subsidiaries for the period covered thereby, certified by the chief financial officer of the US Borrower, copies of which have been furnished to each Lender, fairly present, in all material respects, the consolidated and consolidating pro forma financial condition of the US Borrower and its Subsidiaries as at such date and the consolidated and consolidating pro forma results of operations of the US Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

5.06        Litigation.   There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the US Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the US Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, (b) purport to affect or pertain to the Valero Acquisition or any Valero Acquisition Document, or (c) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default.  Neither the US Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property; Liens.  Each of the US Borrower and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold or contractual interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the US Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.  Notwithstanding the foregoing, to the extent that the exercise by the Lenders of their respective rights or remedies with respect to the Collateral or any other action taken or proposed to be taken by the Lenders hereunder or under the other Loan Documents would result in a change of control of any PUC Restricted Subsidiary, such exercise is subject to filings with and prior approval by the applicable PUC as may be required in respect of a regulated utility under the applicable PUC’s regulations.

5.09        Environmental Compliance.  The US Borrower and its Subsidiaries periodically conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof based on the information obtained, the US Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.  The properties of the US Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the US Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the US Borrower or the applicable Subsidiary operates.

5.11        Taxes.  The US Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the US Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement.

5.12        ERISA Compliance.   Except as disclosed on Schedule 5.12(c):

(a)             Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the US Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The US Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)             There are no pending or, to the knowledge of the US Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)             (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the US Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the US Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the US Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13        Subsidiaries; Equity Interests.  As of the Closing Date, the US Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens and, to the extent applicable, are fully paid and nonassessable.  The US Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  Schedule 5.13 identifies each Subsidiary as either Restricted or Unrestricted, and each Restricted Subsidiary on such schedule is a wholly-owned Subsidiary.

5.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a)             The US Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)             None of the US Borrower, any Person Controlling the US Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15        Disclosure.  The US Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the US Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16        Compliance with Laws.  Each of the US Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Without limiting the foregoing, except as set forth in Schedule 5.13, each of the US Borrower and each of its Subsidiaries (i) has filed and maintained in all material respects all tariffs applicable to its business with each applicable commission, (ii) and all such tariffs are in material compliance with all Laws administered or promulgated by each applicable commission and (iii) has imposed charges on its customers in material compliance with such tariffs, all contracts applicable to its business and all applicable Laws or otherwise in material compliance with Law, except where the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  As used herein, “commission” includes the Federal Energy Regulatory Commission and each other US federal, Canadian federal, state, provincial, or local governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any Related Person or its properties.

5.17        Intellectual Property; Licenses, Etc.  The US Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person which could reasonably be expected to have a Material Adverse Effect.  To the knowledge of the US Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the US Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person which could reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the US Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18        Labor Disputes and Acts of God.  Neither the business nor the properties of the US Borrower or any of its Restricted Subsidiaries has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

5.19        Solvency.  Upon giving effect to the execution of this Agreement, the other Loan Documents, the Valero Acquisition Documents, and the sale of Senior Notes by the US Borrower and each Guarantor that is a party thereto and the consummation of the transactions contemplated hereby and thereby, the US Borrower and each Guarantor will be Solvent.

5.20        Valero Acquisition Closing.

(a)           After giving effect to each of the transactions under the Valero Acquisition Documents, all representations and warranties made by any Loan Party in any Loan Document will be true and correct in all respects on and as of the date of consummation of such transactions.

(b)           Each of the representations and warranties made by any Loan Party in the Valero Acquisition Documents is true and correct in all material respects; and to the knowledge of the US Borrower, none of such parties has failed to perform any obligation or covenant required by the Valero Acquisition Documents to be performed or complied with by it on or before the Closing Date.  Simultaneously with making of the Loans on the Closing Date, all transactions under the Valero Acquisition Documents will have been consummated in compliance with the terms and conditions thereof and all conditions precedent to such consummation will be fully satisfied.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than the Lender Swap Obligations) hereunder shall remain unpaid or unsatisfied, the US Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary (as applicable) to:

6.01        Financial Statements.  Deliver to the US Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:

(a)             as soon as available, but in any event within 90 days after the end of each fiscal year of the US Borrower, a consolidated and consolidating balance sheet of the US Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statement of income or operations, and consolidated statements of shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, such consolidating statements to be certified by a Responsible Officer of the US Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the US Borrower and its Subsidiaries; and

(b)             as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the US Borrower (commencing with the fiscal quarter ended September 30, 2005), a consolidated and consolidating balance sheet of the US Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of the US Borrower’s fiscal year then ended, and consolidated statements of shareholders’ equity and cash flows for the portion of the US Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, as applicable, and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the US Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the US Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the US Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the US Borrower and its Subsidiaries.

As to any information contained in materials furnished pursuant to Section 6.02(d), the US Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the US Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02        Certificates; Other Information.  Deliver to the US Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)             concurrently with the delivery of the financial statements referred to in Section 6.01(a), the audit report and opinion referred to therein;

(b)             concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the US Borrower;

(c)             promptly after any request by the US Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the US Borrower by independent accountants in connection with the accounts or books of the US Borrower or any Subsidiary, or any audit of any of them;

(d)             promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the US Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the US Borrower may file or be required to file with the SEC under Section

13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)             promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)              promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g)             promptly upon the occurrence thereof, notice of material acquisitions and divestitures by the US Borrower or any of its Subsidiaries;

(h)           as soon as available, and in any event within 90 days after the end of each fiscal year, a business and financial plan for the US Borrower (in form reasonably satisfactory to the Administrative Agent), prepared or caused to be prepared by a Responsible Officer of the US Borrower, setting forth for the then calendar year, budgets for the US Borrower; and

(i)              promptly, such additional information regarding the business, financial or corporate affairs of the US Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the US Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the US Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the US Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the US Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the US Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the US Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the US Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the US Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the US Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The US Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the US Borrower hereunder (collectively, “US Borrower Materials”) by posting the US Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the US Borrower or its securities) (each, a “Public Lender”).  The US Borrower hereby agrees that so long as the US Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all US Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking US Borrower Materials “PUBLIC,” the US Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such US Borrower Materials as not containing any material non-public information with respect to the US Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such US Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all US Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any US Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03        Notices.  Promptly notify the Administrative Agent and each Lender:

(a)             of the occurrence of any Default;

(b)             of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following if the effect thereof could reasonably be expected to have a Material Adverse Effect:  (i) breach or non-performance of, or any default under, a Contractual Obligation of the US Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the US Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the US Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c)             of the occurrence of any ERISA Event;

(d)             of any material change in accounting policies or financial reporting practices by the US Borrower or any Subsidiary; and

(e)             of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the US Borrower setting forth details of the occurrence referred to therein and stating what action the US Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the US Borrower or such Subsidiary; and (b) all Indebtedness, as and when due and payable, but subject to any applicable grace periods and subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the US Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing (a) for payment of losses to the Administrative Agent as its interests may appear, (b) that such policies may not be canceled or reduced or affected in any material manner for any reason without 30 days prior notice to the Administrative Agent, and (c) for any other matters specified in any applicable Security Document or which the Administrative Agent may reasonably require.  Each Loan Party will maintain any additional insurance coverage as described in the respective Security Documents.

6.08        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.  Maintain (a) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the US Borrower or such Subsidiary, as the case may be; and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the US Borrower or such Subsidiary, as the case may be.

6.10        Inspection Rights.  Permit, subject to Section 10.07, representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the US Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the US Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the US Borrower at any time during normal business hours and without advance notice.

6.11        Use of Proceeds.  Use the proceeds of the initial Credit Extension (a) to partially finance the Valero Acquisition, (b) to refinance outstanding Indebtedness under the Existing Credit Agreement, (c) to refinance the outstanding Indebtedness under the Rangeland Credit Facility, (d) subject to Section 7.06 for working capital purposes or to fund quarterly distributions by the Borrower pursuant to the Partnership Agreement, (e) for capital expenditures and other lawful corporate purposes and (f) for the payment of fees and expenses required to be paid under this Agreement and the Valero Acquisition.  Use the proceeds of the other Credit Extensions for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document.

6.12        Subsidiary Guarantors.

(a)             Subject to Section 6.12(b), each Restricted Subsidiary of the US Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Administrative Agent, execute and deliver to Administrative Agent an absolute and unconditional Guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of the US Borrower hereunder; provided that, foreign Subsidiaries shall not be required to execute and deliver such Guaranty if material adverse tax consequences would result therefrom, and Aurora Pipeline Company Ltd. shall not be required to execute and deliver such Guaranty.  The US Borrower will cause each such Restricted Subsidiary to deliver to Administrative Agent, simultaneously with its delivery of such a Guaranty, written evidence reasonably satisfactory to Administrative Agent and its counsel that such Restricted Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and any other documents which it is required to execute.

(b)             Pacific Pipeline System LLC, Pacific Terminals LLC and each other PUC Restricted Subsidiary shall not be required to provide a Guaranty pursuant to subsection (a) of this Section 6.12 unless regulatory approval shall have been obtained for such Guaranty from the applicable public utility commission having such regulatory authority over such PUC Restricted Subsidiary (in this Section called the applicable “PUC”).  US Borrower shall not be required to seek new approvals for Pacific Pipeline System LLC and Pacific Terminals LLC, but shall be required to exercise reasonable commercial efforts to obtain approval of the applicable PUC for such a Guaranty with respect to each other PUC Restricted Subsidiary.

(c)             In the event the US Borrower shall be unable to obtain approval of the applicable PUC for any such Guaranty after the exercise of reasonable commercial efforts (or, with respect to Pacific Pipeline System LLC and Pacific Terminals LLC, is not required to seek such approval), the US Borrower shall use reasonable commercial efforts to obtain, and at all times thereafter shall maintain, the approval of the applicable PUC for a debt obligation satisfactory to Administrative Agent issued by such PUC Restricted Subsidiary payable to PEG, and for the pledge by PEG of such debt obligation to Administrative Agent for the benefit of the Lenders to secure the Obligations.  At the time such approval is obtained (if at all), PEG shall cause such PUC Restricted Subsidiary to incur such debt obligation and shall pledge such debt obligation to Administrative Agent for the benefit of the Lenders, which debt obligation and pledge shall be reasonably satisfactory to the Administrative Agent in form and substance.  PEG will deliver to the Administrative Agent, simultaneously with its delivery of such debt obligation and such pledge, written evidence reasonably satisfactory to Administrative Agent and its counsel that PEG and such PUC Restricted Subsidiary have taken all corporate, limited liability company or partnership action to approve and authorize its execution, delivery and performance of such debt obligation and pledge.  If the debt obligation and pledge contemplated by the preceding two sentences are permitted without the approval of the applicable PUC, during such period that the Guaranty is not provided by the applicable PUC Restricted Subsidiary pursuant to this Section 6.13, upon request of Required Lenders, the applicable PUC Restricted Subsidiary shall incur such debt obligation and PEG shall provide such pledge as contemplated by the preceding two sentences.

(d)             Neither this Section 6.12 nor any other provision of any Loan Document shall require a Guaranty by a PUC Restricted Subsidiary, or the incurrence of debt obligation by a PUC Restricted Subsidiary and pledge thereof, in either case to the extent that such PUC Restricted Subsidiary shall not have obtained the required approval of the applicable PUC.

6.13        Agreement to Deliver Security Documents; Collateral Release Event.

(a)             Subject to Section 6.13(b), US Borrower agrees to deliver and to cause each other Loan Party to deliver, to further secure the Obligations and any Lender Swap Obligations, whenever reasonably requested by Administrative Agent, deeds of trust, mortgages, pledge agreements, security agreements, floating charges, financing statements, continuation statements, extension agreements, acknowledgments, and other Security Documents in form and substance reasonably satisfactory to Administrative Agent, in each case for the purpose of granting, confirming, protecting and perfecting Liens or security interests (floating charges in the case of Collateral located in Canada) in any real property, fixtures and contract rights necessary to the operation of the pipeline systems, gathering systems and storage facilities owned by such Loan Party (collectively, the “Real Property Collateral”) now owned or hereafter acquired by any Loan Party, including Liens in Equity Interests in each other Restricted Subsidiary now owned or hereafter acquired by any Loan Party or in such other property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Administrative Agent.  US Borrower also agrees to deliver, whenever reasonably requested by Administrative Agent, favorable opinions from legal counsel acceptable to Administrative Agent with respect to the enforceability of the Liens created by the Security Documents, in a form and substance reasonably acceptable to the Administrative Agent.

(b)             Pacific Pipeline System LLC, Pacific Terminals LLC and each other PUC Restricted Subsidiary shall not be required to execute and deliver any Security Document pursuant to subsection (a) of this Section 6.13 unless regulatory approval shall have been obtained for such Security Document from the applicable PUC having such regulatory authority over such PUC Restricted Subsidiary.  The US Borrower shall cause each PUC Restricted Subsidiary other than Pacific Pipeline System LLC and Pacific Terminals LLC to use its reasonable commercial efforts to obtain the approval of the applicable PUC for Liens and security interests covering any Real Property Collateral now owned or hereafter acquired by such Person to secure the obligations in such PUC Restricted Subsidiary’s Guaranty (if delivered pursuant to Section 6.13).

(c)             Neither this Section 6.13 nor any other provision of any Loan Document shall require a PUC Restricted Subsidiary to deliver any Security Document pursuant to Section 6.13(a) to the extent that such PUC Restricted Subsidiary shall not have obtained the required approval of the applicable PUC after the exercise of its commercially reasonable efforts in accordance with subsection (b) of this Section 6.13.

(d)             Without limiting the provisions of Section 6.13(a), but subject to Sections 6.13(b) and (c), to the extent reasonably requested by Administrative Agent, the US Borrower agrees to deliver and to cause each Guarantor to deliver, to further secure the Obligations and any Lender Swap Obligations, deeds of trust, mortgages, pledge agreements, security agreements, financing statements, continuation statements, extension agreements, acknowledgments, and other Security Documents in form and substance reasonably satisfactory to Administrative Agent, in each case for the purpose of granting, confirming, protecting and perfecting Liens or security interests in any and all assets, real, personal or mixed, tangible or intangible, now owned or hereafter acquired by such Person, including Liens on Equity Interests in each other Restricted Subsidiary now owned or hereafter acquired by any such Person.  US Borrower also agrees to deliver, whenever reasonably requested by Administrative Agent, favorable opinions from legal counsel acceptable to Administrative Agent with respect to the enforceability of the Liens created by the Security Documents, in a form and substance reasonably acceptable to the Administrative Agent.

(e)             Notwithstanding the other provisions of this Section 6.13, Pacific Marketing and Transportation LLC shall not be required to grant Liens on its property existing on the date hereof and expansions of, additions to, or replacements for, such existing property of Pacific Marketing and Transportation LLC.

(f)              Upon the satisfaction of the conditions for release of all Collateral pursuant to Section 9.10(e), then the US Borrower and each Restricted Subsidiary shall be released from the obligation to grant, confirm, protect or perfect Liens or security interests pursuant to the provisions of this Section 6.13 (but without impairing any obligation in respect of Cash Collateralized L/C Obligations and Bankers’ Acceptances from time to time).

6.14        Performance on US Borrower’s Behalf.  If any Loan Party fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, the Administrative Agent may pay the same after notice of such payment by the Administrative Agent is given to the US Borrower.  The US Borrower shall immediately reimburse the Administrative Agent for any such payments and each amount paid by the Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by the Administrative Agent.

6.15        Environmental Matters; Environmental Reviews.

(a)             Comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party as well as all contractual obligations and agreements with respect to Environmental Liabilities and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.  Each Loan Party will promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws unless, in each case, the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party.

(b)             Promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Loan Party, or of which it has notice, pending or threatened against any Loan Party, the potential liability of which exceeds $20,000,000 or would have a Material Adverse Effect if resolved adversely against any Loan Party, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

(c)             Promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Loan Party in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location, the potential liability of which exceeds $20,000,000 or would have a Material Adverse Effect if resolved adversely against any Loan Party.

6.16        Compliance with Agreements.  Observe, perform or comply with each indenture, mortgage, deed of trust, security agreement, lease, and franchise, and each agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, unless any such failure to so observe, perform or comply is remedied within the applicable period of grace (if any) provided therein or unless such failure to so observe, perform or comply would not reasonably be expected to have a Material Adverse Effect.

6.17        Deposit Accounts.  The Administrative Agent hereby appoints each of the L/C Issuer and Lenders to serve as its bailee to perfect the Administrative Agent’s Liens in any Collateral in the possession of such L/C Issuer and Lender.  L/C Issuer and each Lender possessing any Collateral agrees to so act as bailee for the Administrative Agent in accordance with the terms and provisions hereof.  In furtherance of the forgoing, L/C Issuer and each Lender acknowledges that certain of the Loan Parties from time to time maintain accounts at one or more of the Administrative Agent, L/C Issuer and Lenders (“Lender Party Accounts”).  L/C Issuer and each Lender agree to hold its Lender Party Accounts as bailee for the Administrative Agent to perfect the security interest held for the benefit of the L/C Issuer or a Lender therein.  Prior to the receipt by L/C Issuer or a Lender of notice from the Administrative Agent that it is exercising exclusive control over any Lender Party Account (a “Notice of Exclusive Control”), the Loan Parties are entitled to make withdrawals from the Lender Party Accounts and make deposits into and give entitlement orders with respect to the Lender Party Accounts.  Once L/C Issuer or a Lender has a Notice of Exclusive Control, which such notice shall not be given until an Event of Default has occurred and is continuing, the Administrative Agent shall be the only party entitled to make withdrawals from or otherwise give any entitlement order or other direction with respect to the Lender Party Accounts.  To the extent not already occurring, L/C Issuer and each Lender agrees to transfer, in immediately available funds by wire transfer to the Administrative Agent, the amount of the collected funds credited to the deposit accounts which are Lender Party Accounts held by such L/C Issuer or Lender, and deliver to the Administrative Agent all moneys or instruments relating to such Lender Party Accounts or held therein and any other Collateral at any time the Administrative Agent demands payment or delivery thereof after a Notice of Exclusive Control has been delivered to such L/C Issuer or Lender.  Each Loan Party agrees that L/C Issuer and each Lender is authorized to immediately deliver all the Collateral to the Administrative Agent upon the L/C Issuer’s or Lender’s receipt of a Notice of Exclusive Control from the Administrative Agent.  Neither L/C Issuer nor any Lender (other than the Administrative Agent acting for the benefit of the L/C Issuer and Lenders) shall exercise any right of set-off or banker lien against any Lender Party Account; provided that L/C Issuer and Lenders shall be entitled to charge, or set-off against a Lender Party Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Lender Party Account and for the amount of any item credited to such Lender Party Account that is subsequently returned for any reason.

6.18        Unrestricted Subsidiaries.  The US Borrower:

(a)             will cause the management, business and affairs of each of the US Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries (either separately or shown separately in the consolidating financial statements with other Restricted Subsidiaries or the US Borrower) to creditors and potential creditors thereof and by not permitting properties of the US Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation or other legal entity will be treated as an entity separate and distinct from the US Borrower and the Restricted Subsidiaries.

(b)             will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, Guarantee or otherwise be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries.

(c)             will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, the US Borrower or any Restricted Subsidiary.

(d)             may provide unsecured Guaranties (which Guaranties may not be guaranteed by any Restricted Subsidiary) of (i) trade obligations (but not Indebtedness) of their respective Unrestricted Subsidiaries from time to time and (ii) general and administrative expenses (but not Indebtedness) incurred in the ordinary course of business of their respective Unrestricted Subsidiaries (such as motor vehicle leases and employee credit card expenses) from time to time so long as the aggregate amount of such obligations and expenses (or the specified limit of the applicable Guarantees, if less) outstanding on any day under proceeding clauses (i) and (ii) does not exceed the amount of additional Investments permitted under Section 7.02(h).

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than the Lender Swap Obligations) hereunder shall remain unpaid or unsatisfied, the US Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)             Liens pursuant to any Loan Document (including Liens securing intercompany indebtedness pursuant to Section 6.13);

(b)             Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)             carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d)             pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)             deposits of cash or securities to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds,

performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)              easements, rights-of-way, restrictions and other similar encumbrances affecting any real property which do not in any case materially interfere with the ordinary use of such real property;

(g)             Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and related general intangibles and proceeds and (ii) the Indebtedness secured thereby does not exceed as of the date such Indebtedness is incurred, the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(h)             rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

(i)              rights reserved to or vested by Law in any Governmental Authority to, in any manner, control or regulate in any manner any of the properties of any Subsidiary or the use thereof or the rights and interests of any Subsidiary therein, in any manner under any and all Laws;

(j)              rights reserved to the grantors of any properties of any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, deeds, contracts or other agreements therewith;

(k)             inchoate Liens in respect of pending litigation or with respect to a judgment which has not resulted in an Event of Default under Section 8.01;

(l)              restrictions, conditions, terms and other provisions and rights, reserved by the issuing authority under all leases, licenses and permits;

(m)            any Lien existing on any property or asset of any Person that becomes a Subsidiary of the US Borrower after the date of this Agreement prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property or assets of the US Borrower or any of its Subsidiaries, (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Subsidiary and any renewals, extensions and modifications (but not increases) thereof, (iv) the Indebtedness secured by Liens permitted by this subsection is permitted under Section 7.03(i), and (v) the US Borrower shall demonstrate pro forma compliance with this Section 7.01(m) at the time such Person becomes a Subsidiary of the US Borrower;

(n)             the reservation in any original grants from the sovereign of any land in Canada or interests therein and statutory exceptions to title; and

(o)             Liens on Property not constituting Collateral for the Obligations and not otherwise permitted by the foregoing clauses of this Section 7.01; provided that the aggregate principal or face amount of all Indebtedness secured by Liens under this Section 7.01(o) shall not exceed $40,000,000 at any time.

provided, nothing in this Section 7.01 shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that any Indebtedness subject to or secured by any Lien, right or other interest permitted under subsections (a) through (o) above ranks in priority to any Obligation or Lender Swap Obligation.

7.02        Investments.  Make any Investments, except:

(a)             Investments held by the US Borrower or any Subsidiary in the form of cash equivalents or short-term marketable debt securities;

(b)             existing Investments described in Schedule 5.13;

(c)             advances to officers, directors and employees of the US Borrower and Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)             Investments of the US Borrower in any existing wholly-owned Restricted Subsidiary and Investments of any existing wholly-owned Restricted Subsidiary that is a Guarantor in the US Borrower or in another existing wholly-owned Restricted Subsidiary;

(e)             Investments representing non-cash consideration of Dispositions permitted under Section 7.05(f)(ii);

(f)              Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)             Guarantees permitted by Section 7.03;

(h)             Investments in Unrestricted Subsidiaries (including Guaranteed Indebtedness or other obligations of Unrestricted Subsidiaries), provided that (i) the aggregate amount of all such Investments at any one time shall not exceed $150,000,000 and (ii) after giving effect to such Investment, the US Borrower and/or the Canadian Borrower would have at least $10,000,000 in unused availability under the Commitments;

(i)              Investments pursuant to the Valero Acquisition;

(j)              Investments (including capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower, or any of its Restricted Subsidiaries with others in the ordinary course of business (but not including Guarantees of Indebtedness or other obligations of such ventures); provided that (i) any such venture is engaged exclusively in a business permitted by Section 7.07, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $150,000,000;

(k)             Investments in Equity Interests of any Person that becomes a wholly-owned Restricted Subsidiary and Investments in assets constituting a business unit, in each case so long as no Default shall have occurred and be continuing at the time such Investment is made or would result therefrom; and

(l)              Investments, other than specified under paragraph (a) through (k) of this Section 7.02 (but not including Guarantees of Indebtedness or obligations of other Persons), not to exceed $50,000,000 at any time.

7.03        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)             Indebtedness under the Loan Documents;

(b)             Indebtedness under (i) the $250 million of 7-1/8 Senior Notes due 2014 and the $175 million 6-1/4% Senior Notes due 2015 and (ii) other senior notes issued by the US Borrower, and guaranties thereof by one or more of the Subsidiary Guarantors; provided that (A) such Indebtedness is unsecured, (B) at the time of such issuance and after giving effect thereto on a pro forma basis, the US Borrower shall comply with the covenants contained in Section 7.17, (C) no principal amount of such Indebtedness matures earlier than two (2) years after the Maturity Date, as such date exists as of the date of issuance of such notes, (D) at the time of such issuance and after giving effect thereto, no Default or Event of Default shall exist or would occur, and (E) the US Borrower shall have delivered to the Administrative Agent a certificate in reasonable detail reflecting compliance with each of the forgoing requirements of this Section 7.03(b), including calculations with supporting detail regarding each of the requirements of Section 7.17, together with such other evidence of compliance with the forgoing requirements of this Section 7.03(b) as the Administrative Agent may reasonably request;

(c)             Subordinated Debt and guaranties thereof by one or more of the Subsidiary Guarantors, provided that (A) such Indebtedness is unsecured, (B) at the time of such issuance and after giving effect thereto on a pro forma basis, the US Borrower shall comply with the covenants contained in Section 7.17, (C) no principal amount of such Subordinated Indebtedness matures earlier than two (2) years after the Maturity Date, as such date exists as of the date of issuance of such notes, (D) at the time of such issuance and after giving effect thereto, no Default or Event of Default shall exist or would occur, and (E) the US Borrower shall have delivered to the Administrative Agent a certificate in reasonable detail reflecting compliance with each of the forgoing requirements of this Section 7.03(c), including calculations with supporting detail regarding each of the requirements of Section 7.17, together with such other evidence of compliance with the forgoing requirements of this Section 7.03(c) as the Administrative Agent may reasonably request;

(d)             Guarantees of the US Borrower or any Guarantor in respect of Indebtedness otherwise permitted under this Section 7.03 of the US Borrower or any other Guarantor;

(e)             obligations (contingent or otherwise) of the US Borrower or any Restricted Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks or reducing costs associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation, (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party and (iii) such Swap Contract complies with Section 7.12;

(f)              Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(g); provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $75,000,000;

(g)             Indebtedness for C$5,000,000 due June 30, 2007 for the deferred purchase price for the MAPL Assets payable under and pursuant to the MAPL Purchase Agreement;

(h)             Indebtedness of any Loan Party owing to another Loan Party; and

(i)              Indebtedness other than specified under paragraphs (a) through (h) of this Section 7.03 (including Indebtedness secured by Liens referred to in Section 7.01(m)) in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding.

Nothing contained in this Section 7.03 shall be construed to permit the US Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Indebtedness that would cause a violation of Section 7.17.

7.04        Fundamental Changes.  Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)             any Restricted Subsidiary may merge or amalgamate with (i) the US Borrower, provided that the US Borrower shall be the continuing or surviving Person, or (ii) any one or more other wholly-owned Restricted Subsidiaries; and

(b)             any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the US Borrower or to a wholly-owned Restricted Subsidiary that is a Guarantor or would be a Guarantor, subject to Section 6.12(a) and (b).

The Borrower will not issue any Equity Interests which require preferred or mandatory Restricted Payments other than distributions out of Available Cash permitted under Section 7.06.  No Restricted Subsidiary of the US Borrower will issue any additional Equity Interests, except a Restricted Subsidiary of a Loan Party may issue additional Equity Interests to any Loan Party so long as (i) such Restricted Subsidiary is a wholly-owned Subsidiary of the US Borrower after giving effect thereto, and (ii) such Equity Interests shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to Security Documents acceptable to the Administrative Agent.  No Restricted Subsidiary of the US Borrower that is a partnership will allow any diminution of the US Borrower’s interest (direct or indirect) therein, other than as a result of a failure to make a discretionary capital contribution, or as a result of a transaction permitted by Section 7.05.

7.05        Dispositions.  Make any Disposition, except:

(a)             Dispositions of equipment or inventory which is worthless or obsolete or no longer necessary or useful to the proper conduct of its business or which is replaced by equipment of equal suitability and value;

(b)             Dispositions of property by any Subsidiary to the US Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the US Borrower or, subject to Section 6.12(b), a Guarantor;

(c)             Dispositions of inventory in the ordinary course of business;

(d)             Dispositions permitted by Section 7.04;

(e)             Dispositions of Equity Interests in Unrestricted Subsidiaries;

(f)              Dispositions of other property for fair consideration provided that:

(i)            prior to and immediately after giving effect to such proposed Disposition no Default or Event of Default shall exist and be continuing, and the consummation of any such transaction would not result in any violation of Section 7.17 calculated for such purpose as of the date on which such Disposition is to be consummated on a pro forma basis after giving effect to any such sale, with Consolidated EBITDA calculated as at the last day of the most recently ended fiscal quarter as if such sale had occurred on the first day of the relevant four quarter period and giving pro forma effect to the application of funds to the repayment of Indebtedness;

(ii)           such sale or transfer is for consideration consisting of not less than 75% cash;

(iii)          in the event that the aggregate Net Cash Proceeds of all such Dispositions from the date hereof through the date any Net Cash Proceeds are received (less the amount thereof previously applied in accordance with clause (x) of this clause (iii)) exceeds 5% of the US Borrower’s Consolidated assets measured as of the close of the then most recent Fiscal Quarter end (such excess amount being herein called “Excess Sale Proceeds”), Loan Parties shall, within 180 days of the date on which such Net Cash Proceeds exceeded any such limitation, cause an amount equal to such Excess Sale Proceeds to be applied (x) to the acquisition of capital assets used in a business permitted by Section 7.07 or (y) to the extent not applied pursuant to the immediately preceding clause (x), to prepay the Loans as provided in Section 2.05;

(iv)          upon receipt of Excess Sale Proceeds by a Loan Party and until the application thereof as provided in clause (iii)(x) or (y), such Loan Party shall either, or in combination equal to the total of such Excess Sale Proceeds, both (A) maintain such Excess Sale Proceeds in cash or cash equivalents or (B) apply such Excess Sale Proceeds to prepay the Loans as provided in Section 2.05 but without reduction of the Aggregate Commitment; and

(v)           satisfaction of the requirements of this Section 7.05(f), other than in respect of clause (iii), have been set forth in reasonable detail in an officer’s certificate satisfactory to the Administrative Agent, delivered to the Administrative Agent as promptly as possible and in no event less than five Business Days prior to the consummation of such sale;

(g)             leases of tank and other equipment or property in the ordinary course of business;

(h)             Dispositions to Imperial Oil pursuant to the exercise of any option or other right of Imperial Oil, a partnership of McColl-Frontenac Petroleum Inc. and Imperial Oil Limited, contemplated by the MAPL Purchase Agreement and related agreements to reacquire part of the assets sold by Imperial Oil consisting of approximately eight acres of fee simple real property in the event such real property is no longer used in connection with the operation of a pipeline;

(i)              the making of an Investment permitted by Section 7.02 to the extent such making of an Investment is construed to be a Disposition of the cash or property so invested; and

(j)              Dispositions by the US Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that the aggregate book value of all property Disposed of in reliance on this clause (j) in any fiscal year shall not exceed $15,000,000;

provided, however, that any Disposition pursuant to clauses (a), (c) and (e) through (g) shall be for fair market value as reasonably determined by (i) in the case of a Disposition in excess of $20,000,000, the board of directors of Management LLC, and (ii) otherwise, a Responsible Officer of the Borrower.

7.06        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)             each Subsidiary may make Restricted Payments to the US Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)             the US Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)             the US Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)             the US Borrower may declare or pay cash quarterly distributions to the holders of its Equity Interests in an amount not to exceed Available Cash; and

(e)             the US Borrower may pay cash in lieu of issuance of common Equity Interest pursuant to incentive compensation rights, provided that such payment is out of unrestricted cash available for such purpose that would otherwise be an addition to Available Cash.

7.07        Change in Nature of Business.  Engage in any material line of business except for marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, acquiring, processing, dehydrating and otherwise handling crude oil, gas, casinghead gas, drip gasoline, natural gasoline, condensates, distillates, liquid hydrocarbons, gaseous hydrocarbons and all other constituents, elements, compounds or products refined or processed from any of the foregoing, which activities shall include, for the avoidance of doubt, constructing, for its own use, and not for resale, pipeline, terminal, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto including entering into purchase and sale agreements, supply agreements and Swap Contracts related to these businesses.

7.08        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the US Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the US Borrower or such Restricted Subsidiary as would be obtainable by the US Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the US Borrower and any of its wholly-owned Restricted Subsidiaries or between and among any wholly-owned Restricted Subsidiaries.

7.09        Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the US Borrower or (iii) of the US Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens in favor of the Administrative Agents and the Lenders on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge (A) incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness and related general intangibles and proceeds or (B) in easements or rights-of-way existing prior to the acquisition thereof by the US Borrower or such Restricted Subsidiary; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.

7.10        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11        Prohibited Contracts.  Other than those listed on Schedule 7.11:

(a)             enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it, other than contracts for pipeline, terminal or pier capacity, contracts for purchase and sale of Petroleum Inventory or for services in any case reasonably anticipated to be utilized in the ordinary course of business; or

(b)             incur any obligation to contribute to any Multiemployer Plan.

7.12        Swap Contracts.  Be a party to or in any manner be liable on any Swap Contract, except the following, in each case with Approved Counterparties:

(a)             Swap Contracts relating to Petroleum Inventory which are permitted by Section 7.03(e).

(b)             Swap Contracts effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Contracts of the US Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 100% of the then outstanding principal amount of the Borrower’s Indebtedness which bears interest at a fixed rate.

(c)             Swap Contracts effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Contracts of the US Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of the then outstanding principal amount of the Borrower’s Indebtedness which bears interest at a floating rate.

(d)             Swap Contracts entered into with the purpose and effect of mitigating risks associated with foreign currency reasonably anticipated to be associated with the business of the US Borrower and the Restricted Subsidiaries.

7.13        Subsidiaries.  The US Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless the US Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Sections 6.12, 6.13, and 7.15.

7.14        Open Position; Trading.  The US Borrower will not, and will not permit any Restricted Subsidiary to, at any time, have any Positions other than (a) Petroleum Inventory consisting of tank bottoms and line fill, (b) Positions held in the ordinary course of business fully hedged in all material respects by offsetting Positions, (c) other Petroleum Inventory of up to 500,000 barrels in the aggregate at the end of any monthly or other settlement period and (d) Swap Contracts in respect of Petroleum Inventory not then owned by, but reasonably anticipated to be earned in the ordinary course of business of, the US Borrower or such Restricted Subsidiary (such as pipeline loss allowance and other compensation paid in kind).  The US Borrower will not, and will not permit any Restricted Subsidiary to, at any time engage in trading, purchasing, selling, or exchanging Petroleum Inventory or any contract therefor except in connection with the business of gathering, transporting, blending, storing or marketing by the US Borrower or its Restricted Subsidiaries.

7.15        Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries.

(a)             Unless designated as an Unrestricted Subsidiary on Schedule 5.13 as of the Closing Date or thereafter so designated in compliance with Section 7.15(b), any Person that becomes a Subsidiary of the US Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)             The US Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary (other than the Canadian Borrower), including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, no Default would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the US Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 7.02(h).  Except as provided in this Section 7.15(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)             The US Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the US Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default would exist, and (iii) the US Borrower complies with the requirements of Sections 6.12 and 6.13.  Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the US Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the US Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 7.02(h).

(d)             The US Borrower shall not permit Unrestricted Subsidiaries to incur Indebtedness except (i) Non-Recourse Debt up to an aggregate principal amount outstanding at any one time of  $600,000,000 and (ii) Indebtedness supported by Guarantees of the US Borrower or Restricted Subsidiaries permitted by Section 7.02(h).

7.16        Amendments to Organizational Documents.  The US Borrower will not amend or modify the definition of Available Cash as set forth in the Partnership Agreement, except for administrative or ministerial changes.

7.17        Financial Covenants.

(a)             Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio for any period of four fiscal quarters of the US Borrower to be less than the ratio set forth below opposite the applicable period during which such four fiscal quarter period is ending:

Four Fiscal Quarters Ending during following the period	Minimum Consolidated Interest Coverage Ratio
Closing Date to the Acquisition Initial Adjustment Date	2.75 to 1.00
From and after the Acquisition Initial Adjustment Date	3.00 to 1.00

(b)             Consolidated Senior Leverage Ratio.  Permit the Consolidated Senior Leverage Ratio (i) at any time during an Acquisition Adjustment Period to be greater than 4.25 to 1.00 or (ii) at any time during any period set forth below, other than during an Acquisition Adjustment Period, to be greater than the ratio set forth below opposite such period:

Period	Maximum Consolidated Senior Leverage Ratio
Closing Date to the Acquisition Initial Adjustment Date	4.00 to 1.00
From and after the Acquisition Initial Adjustment Date	3.75 to 1.00

(c)             Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio (i) at any time during an Acquisition Adjustment Period to be greater than 5.75 to 1.00 or (ii) at any time during any period of four fiscal quarters of the US Borrower set forth below, other than during an Acquisition Adjustment Period, to be greater than the ratio set forth below opposite such period:

Period	Maximum Consolidated Total Leverage Ratio
Closing Date to the Acquisition Initial Adjustment Date	6.00 to 1.00
From and after the Acquisition Initial Adjustment Date	5.25 to 1.00

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an Event of Default:

(a)             Non-Payment.  The US Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)             Specific Covenants.  The US Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

(c)             Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the date on which the Administrative Agent notifies Borrower of such failure; or

(d)             Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the US Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)             Cross-Default.  (i) The US Borrower or any Subsidiary (A) fails to make any payment when due after the expiration of all applicable contractual grace periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, after the expiration of all applicable contractual grace periods, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the US Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the US Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the US Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)              Insolvency Proceedings, Etc.  Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)             Inability to Pay Debts; Attachment.  (i) The US Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)             Judgments.  There is entered against the US Borrower or any Restricted Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)              ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the US Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the US Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)              Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k)             Change of Control.  There occurs any Change of Control.

8.02        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)             declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)             declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers;

(c)             require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) and BAs (in accordance with Section 2.19); and

(d)             exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the US Borrower under the Bankruptcy Code of the United States or with respect to the Canadian Borrower under any Debtor Relief Law applicable to it, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations and BAs as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations and BAs have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the US Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agents and amounts payable under Article III) payable to the Administrative Agents in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, to the Lender Swap Obligations, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, to Cash Collateralize BAs, and to the payment of any other Obligations, ratably among the Lenders, the L/C Issuers, and the Lender Counterparties in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the US Borrower, the Canadian Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and BAs, as applicable, pursuant to clause Fourth above, shall be applied to satisfy drawings under such Letters of Credit as they occur and to satisfy such BAs, as applicable, as they mature.  If any amount remains on deposit as Cash Collateral after all Letters of Credit and BAs, as applicable, have either been fully drawn, repaid or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

8.04        Allocation to US and Canadian Obligations.  In respect of any amounts received on account of the Obligations after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), the Administrative Agents will act in good faith to allocate funds received from the Canadian Borrower and any other Subsidiaries which are incorporated in Canada or a province thereof to the direct Obligations (as distinguished from Guaranty obligations) of the Canadian Borrower and to allocate funds received from the US Borrower and its Subsidiaries (other than the Canadian Borrower and any other Subsidiaries which are incorporated in Canada or a province thereof) to the direct Obligations (as distinguished from Guaranty obligations) of the US Borrower, but only to the extent that the Administrative Agents determine that such allocation with not result in a ratable sharing that is not in the proportions to the total Obligations of the US Borrower and the Canadian Borrower required under any of the foregoing clauses First through Fourth.  The failure of any allocation to be made pursuant to the preceding sentence shall not reduce or impair the obligations of any Loan Party under this Agreement or any other Loan Document or result in any offset, claim or cause of action against any Administrative Agent or any Lender.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01        Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the US Administrative Agent hereunder and under the other Loan Documents and each of the Canadian Lenders and the Canadian L/C Issuer hereby irrevocably appoints Bank of America, N.A., Canada Branch, to act on its behalf as the Canadian Administrative Agent hereunder and under the other Loan Documents and authorizes each Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of each Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions, except that the Loan Parties shall have (i) the rights in connection with the resignation of an Administrative Agent specified in Section 9.06 and (ii) the right to the release of Liens and Guaranties provided for in Section 9.10.

9.02        Rights as a Lender.  The Person serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the US Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.  Each Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, neither Administrative Agent:

(a)             shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)             shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)             shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the US Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither Administrative Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  Neither Administrative Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Administrative Agent by the US Borrower, a Lender or the L/C Issuer.

Neither Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Administrative Agent.

9.04        Reliance by Administrative Agent.  Each Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the US Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.  Each Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  Each Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06        Resignation of Administrative Agent.  An Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the US Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the US Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the US Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the US Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the US Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as US Administrative Agent or Bank of America, acting through its Canada Branch as Canadian Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon either

Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09        Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, each Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether each Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)             to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and each Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and each Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and each Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)             to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the applicable Administrative Agent and, in the event that the applicable Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the applicable Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the applicable Administrative Agent and its agents and counsel, and any other amounts due the applicable Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize any Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize either Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10        Collateral and Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the US Administrative Agent and Canadian Administrative Agent , at the cost and expense of the Borrowers, and with documents in forms acceptable to each Administrative Agent in its discretion:

(a)             to release all Liens on property granted to or held by an Administrative Agent under any Loan Document upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit;

(b)             to release any Lien on any particular property granted to or held by an Administrative Agent under any Loan Document (i) if such property is disposed of (other than to the US Borrower or a Restricted Subsidiary) as part of or in connection with any transaction permitted under this Agreement, (ii) if such property is owned by a Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement, or (iii) subject to Section 10.01, if approved by the Required Lenders;

(c)             to subordinate any Lien on any property granted to or held by an Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(g);

(d)             to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement; and

(e)             at such time as both (i) the Debt Rating by S&P shall be BBB- or better and (ii) the Debt Rating by Moody’s shall be Baa3 or better and, in either case, provided that no Default shall have occurred and be continuing and request for such release has been given to the US Administrative Agent by the US Borrower, to release all Liens on property granted to or held by either Administrative Agent under any Loan Document and delivered pursuant to this Agreement securing the Obligations and the Lender Swap Obligations (other than in respect of such Cash Collateralized L/C Obligations and Bankers’ Acceptances).

Upon request by the US Administrative Agent at any time, the Required Lenders will confirm in writing the US Administrative Agent’s and Canadian Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

ARTICLE X.
MISCELLANEOUS

10.01      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the

US Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)             waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)             extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)             postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)             reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (vi) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of a Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)             change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)              change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)             except as provided in Section 9.10(d), release all or substantially all of the value of the Guaranty without the written consent of each Lender; or

(h)             except as provided in Section 9.10(a) or (e), release all or substantially all of the Collateral without the consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by an Administrative Agent in addition to the Lenders required above, affect the rights or duties of such Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) no amendment, waiver or consent shall, unless in writing and signed by each Lender Counterparty in addition to the Lenders required above, amend the provisions of Clause FOURTH of Section 8.03; and (vi) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02      Notices; Effectiveness; Electronic Communication.

(a)             Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Borrower, an Administrative Agent, the L/C Issuer or a Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)             Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agents or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)             The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or either Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)             Change of Address, Etc.  A Borrower, an Administrative Agent, the L/C Issuer or a Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the US Administrative Agent and the L/C Issuer.  In addition, each Lender agrees to notify the applicable Administrative Agent from time to time to ensure that the applicable Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)             Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices

(including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with an Administrative Agent may be recorded by such Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.  No failure by any Lender, the L/C Issuer or an Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

10.04      Expenses; Indemnity; Damage Waiver.

(a)             Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the US Administrative Agent, Canadian Administrative Agent and their Affiliates (including the reasonable fees, charges and disbursements of counsel for either such Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by an Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)             Indemnification by the Borrower.  Each Borrower shall indemnify each Administrative Agent (and any sub-agent thereof), each other Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)             Reimbursement by Lenders.  To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each other Agent, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(c).

(d)             Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)             Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Waiver of Judgment Interest Act (Alberta).  To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Canadian Loans and the other Loan Documents and are hereby expressly waived by the Canadian Borrower.

(g)           Deemed Reinvestment Not Applicable.  For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(h)             Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations and Lender Swap Obligations.

10.05      Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to any Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)             Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)             Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

(i)            except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans, and if the assignor is a Canadian Lender it shall designate the portion, if any, of its Canadian Applicable Percentage assigned with such partial assignment of its Commitment; provided that after any such assignment, neither the assignor nor the assignee will have a Canadian Applicable Percentage of the Canadian Maximum Commitment that exceeds its US Commitment;

(iii)          any assignment of a Commitment must be approved by the US Administrative Agent (and the Canadian Administrative Agent in the case of a Canadian Lender), the US L/C Issuer (and the Canadian L/C Issuer in the case of a Canadian Lender) and the applicable Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) and, in the case of an assignor that is a Canadian Lender, the proposed assignee is itself a Canadian Lender; and

(iv)          the assignor and assignee to each assignment shall execute and deliver to the US Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the US Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender with respect to the assigned interest and a replacement Note to the assigning Lender to the extent of the interest, if any, retained by such assigning Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.  If as a result of such assignment a Person that was a Lender Counterparty shall cease to be a Lender Counterparty, the Lender Swap Obligations of such Person, to the extent arising from transactions entered into at the time such counterparty was a Lender or an Affiliate of a Lender, shall continue to be secured pursuant to the terms hereof.

Each Eligible Assignee of a Canadian Lender must be a Canadian Resident Lender immediately following such assignment.  Any purported assignment by a Canadian Lender to an assignee failing to satisfy the foregoing condition shall be null and void on its face.

(c)             Register.  The Administrative Agent, acting solely for this purpose as an agent of each Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)             Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)             Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the US Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the US Borrower, to comply with Section 3.01(e) as though it were a Lender.  A participant that would be a Canadian Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless such Participant would qualify as a Canadian Resident Lender if it were a Canadian Lender at the time of such participation.

(f)              Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)             Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

(h)             Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agents and Borrowers (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)              Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America and Bank of America, N.A., acting through its Canada Branch, may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders successor L/C Issuers or successor Swing Line Lenders hereunder; provided, however, that no failure by Borrowers to appoint any such successor shall affect the resignation of Bank of America and Bank of America, N.A., acting through its Canada Branch, as L/C Issuer or Swing

Line Lender, as the case may be.  If Bank of America or Bank of America, N.A., acting through its Canada Branch, resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America or Bank of America, N.A., acting through its Canada Branch, resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04.  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07      Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto which is not a Public Lender, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Contract relating to any Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the US Borrower or any Subsidiary relating to the US Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the US Borrower or any Subsidiary, provided that, in the case of information received from the US Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of

Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the US Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal, state and provincial securities Laws.

The obligations of the Agents and Lenders under this Section 10.07 will survive the payment of the Obligations and termination of this Agreement.

10.08      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of each Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loans hereunder.

10.10      Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12      Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13      Replacement of Lenders.  If (a) any Lender requests compensation under Section 3.04, (b) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Defaulting Lender, (d) any Lender, pursuant to Section 3.02, determines that they can no longer be a Lender because of an illegality, (e) any Lender fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or any other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, or (f) if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)             the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)             such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)             in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)             such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14      No General Partner’s Liability.  The Lenders agree for themselves and their respective successors and assigns, including any subsequent holder of any Note, no claim arising against either Borrower or any Restricted Subsidiary under any Loan Document shall be asserted against the General Partner and no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement, such Note or any of the other Loan Documents shall be obtained or enforced against the General Partner or its assets for the purpose of obtaining satisfaction and payment of such Note, the Indebtedness evidenced thereby or any claims arising thereunder or under this Agreement or any other Loan Document, any right to proceed against the General Partner individually or its respective assets being hereby expressly waived, renounced and remitted by the Lenders for themselves and their respective successors and assigns.  Nothing in this Section 10.14, however, shall be construed so as to prevent the US Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of (i) obtaining jurisdiction over the US Borrower or any Restricted Subsidiary or (ii) obtaining judgment, order or execution against General Partner arising out of any fraud or intentional misrepresentation by General Partner in connection with the Loan Documents or of recovery of moneys received by General Partner in violation of the terms of this Agreement.

10.15      Governing Law; Jurisdiction; Etc.

(a)             GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)             SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION

OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)             WAIVER OF VENUE.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)             SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.16      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.17      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

10.18      Existing Credit Agreement.  Effective on the Closing Date (i) US Borrower hereby assumes, as primary obligor, the obligations and liabilities of PEG under the Existing Credit Agreement, (ii) this Agreement renews and extends (and does not release or novate) the indebtedness and obligations outstanding under the Existing Credit Agreement, (iii) the commitments under the Existing Agreement are renewed and replaced by the commitments to US Borrower hereunder and all other covenants and provisions of the Existing Credit Agreement are terminated, except provisions that expressly survive such termination pursuant to the terms of the Existing Credit Agreement, including indemnification provisions, (iv) US Borrower will pay on the Closing Date all accrued and unpaid interest, fees and expenses outstanding under the Existing Credit Agreement, (v) all Liens and Guarantees securing or benefiting the commitments, obligations and liabilities under the Existing Credit Agreement shall continue and shall secure and benefit the Loans and other obligations and liabilities of the Borrowers under this Agreement, and the Security Documents delivered pursuant to this Agreement shall amend and restate the Liens and Guarantees securing or benefiting the commitments, obligations and liabilities under the Existing Credit Agreement whether or not any such Security Document so expressly states, and (vi) PEG hereby joins in this Agreement to evidence its agreement to the foregoing.

10.19      ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PACIFIC ENERGY PARTNERS, L.P.,
as US Borrower

By: Pacific Energy GP, LP, its general partner

By: Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk
Name: Gerald A. Tywoniuk
Title: Senior Vice President and Chief Financial Officer

RANGELAND PIPELINE COMPANY,
as Canadian Borrower

By:	/s/ Gerald A. Tywoniuk
Name: Gerald A. Tywoniuk
Title: Senior Vice President and Chief Financial Officer

1

BANK OF AMERICA, N.A., as
US Administrative Agent

By:
Name:
Title:

2

BANK OF AMERICA, N.A., Canada Branch, as
Canadian Administrative Agent

By:
Name:
Title:

3

BANK OF AMERICA, N.A., as US L/C Issuer, US Swing Line Lender and Lender

By:
Name:
Title:

4

BANK OF AMERICA, N.A., Canada Branch, as
Canadian L/C Issuer, Canadian Swing Line Lender and Canadian Lender

By:
Name:
Title:

5

LEHMAN COMMERCIAL PAPER INC., as
Syndication Agent and Lender

By:
Name:
Title:

6

BNP PARIBAS, as Lender

By:
Name:
Title:

By:
Name:
Title:

7

BNP PARIBAS (Canada), as Canadian Lender

By:
Name:
Title:

By:
Name:
Title:

8

CITICORP USA, INC., as Documentation Agent and Lender

By:
Name:
Title:

9

CITIBANK, N.A., Canada Branch, as Canadian Lender

By:
Name:
Title:

10

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Documentation Agent and Lender

By:
Name:
Title:

11

JPMORGAN CHASE BANK, N.A., as
Lender

By:
Name:
Title:

12

JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Lender

By:
Name:
Title:

13

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

14

SOCIÉTÉ GÉNÉRALE, as Lender

By:
Name:
Title:

15

SOCIÉTÉ GÉNÉRALE Canada, as Canadian Lender

By:
Name:
Title:

16

UNION BANK OF CALIFORNIA, N.A., as Lender

By:
Name:
Title:

By:
Name:
Title:

17

UNION BANK OF CALIFORNIA, N.A., Canada Branch, as Canadian Lender

By:
Name:
Title:

By:
Name:
Title:

18

ROYAL BANK OF CANADA, as Lender and Canadian Lender

By:
Name:
Title:

19

BANK OF MONTREAL, as Lender and Canadian Lender

By:
Name:
Title:

20

FORTIS CAPITAL CORP., as Lender

By:
Name:
Title:

By:
Name:
Title:

21

SUNTRUST BANK, as Lender

By:
Name:
Title:

22

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

23

BANK OF SCOTLAND, as Lender

By:
Name:
Title:

24

COMERICA BANK, as Lender

By:
Name:
Title:

25

COMERICA BANK, Canada Branch, as
Canadian Lender

By:
Name:
Title:

26

KEYBANK NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

27

MIZUHO CORPORATE BANK, LTD., as
Lender

By:
Name:
Title:

28

WELLS FARGO BANK, N.A., as Lender

By:
Name:
Title:

29

THE BANK OF NOVA SCOTIA, as Canadian Lender

By:
Name:
Title:

30

PACIFIC ENERGY GROUP LLC
By:	Pacific Energy Group LLC, its sole member
By:	Pacific Energy Partners, L.P., its sole member
By:	Pacific Energy GP, LP its general partner
By:	Pacific Energy Management LLC, its general partner

By:	/s/ Gerald A. Tywoniuk
Name: Gerald A. Tywoniuk
Title: Senior Vice President and Chief Financial Officer

31